AGREEMENT AND PLAN OF MERGER

                        BY AND AMONG HAGLER BAILLY,INC.

                     HAGLER BAILLY ACQUISITION CORP. 1997-1,

                                     and

                              APOGEE RESEARCH, INC.




                         DATED AS OF NOVEMBER 18, 1997






















                       TABLE OF CONTENTS

                         [CAPTION]


                                                       Page
  AGREEMENT AND PLAN OF MERGER                            1
  ARTICLE I  THE MERGER                                   2
  SECTION 1.1. The Merger.                                2
  SECTION 1.2. Effective Time.                            2
  SECTION 1.3. Effect of the Merger.                      3
  SECTION 1.4. Articles of Incorporation; Bylaws.         3
  SECTION 1.5. Directors and Officers.                    3
  SECTION 1.6. Closing.                                   3
  SECTION 1.7. Subsequent Actions.                        4
  SECTION 1.8. Tax and Accounting Treatment of the
               Merger.                                    4
ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF
               CERTIFICATES                             5
SECTION 2.1. Conversion of Securities.                  5
SECTION 2.2. Company Options.                           6
SECTION 2.3. Escrowed Merger Stock; Stockholders'
               Representative.                          7
SECTION 2.4. Exchange of Certificates.                  9
SECTION 2.5. Dissenting Shares.                        10
SECTION 2.6. Stock Transfer Books.                     11
SECTION 2.7.  Transferability of Acquiror Common
               Stock                                   11
SECTION 2.8. Certain Adjustments.                      12
SECTION 2.9. Legend; Subsequent Transfer.              12
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               13
SECTION 3.1. Organization and Qualification;
               Subsidiaries.                           13
SECTION 3.2. Articles of Incorporation and Bylaws.     13
SECTION 3.3. Capitalization.                           14
SECTION 3.4. Authority.                                15
SECTION 3.5. No Conflict; Required Filings and
               Consents.                               15
SECTION 3.6. Financial Statements; No Liabilities.     16
SECTION 3.7. Accounts Receivable.                      17
SECTION 3.8. Absence of Certain Changes or Events.     17
SECTION 3.9. Assets.                                   18
SECTION 3.10. Leases.                                  18
SECTION 3.11. Material Contracts.                      19
SECTION 3.12. Real Property.                           20
SECTION 3.13 Government Contracts.                     21
SECTION 3.14. Environmental Matters.                   21
SECTION 3.15. Absence of Litigation.                   23
SECTION 3.16. Pooling of Interests.                    23
SECTION 3.17. Intellectual Property.                   23
SECTION 3.18. Books and Records                        24
SECTION 3.19. Taxes and Assessments.                   24
SECTION 3.20. Employment Matters.                      24
SECTION 3.21.  Transactions with Related Parties.      26
SECTION 3.22. Insurance.                               26
SECTION 3.23. Board Approval; Vote Required.           26
SECTION 3.24. Brokers.                                 26
SECTION 3.25. Disclosure.                              27
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF
               ACQUIROR                                27
SECTION 4.1. Organization and Qualification.           27
SECTION 4.2. Certificate of Incorporation and
               Bylaws.                                 27
SECTION 4.3. Capitalization.                           27
SECTION 4.4. Authority.                                28
SECTION 4.5. No Conflict; Required Filings and
               Consents.                               28
SECTION 4.6. SEC Filings; Financial Statements.        29
SECTION 4.7. Absence of Certain Changes or Events.     29
SECTION 4.8. Absence of Litigation                     30
SECTION 4.9. Brokers.                                  30
SECTION 4.10 Pooling of Interest.                      30
SECTION 4.11. Disclosure.                              30
ARTICLE V  REPRESENTATIONS AND WARRANTIES  OF MERGER
               SUB                                     31
SECTION 5.1. Organization and Qualification.           31
SECTION 5.2. Certificate of Incorporation and
               Bylaws.                                 31
SECTION 5.3. Authority.                                31
SECTION 5.4. No Conflict; Required Filings and
               Consents.                               32
  SECTION 5.5. Disclosure.
32
  ARTICLE VI  COVENANTS
32
  SECTION 6.1. Affirmative Covenants of the Company.
32
  SECTION 6.2. Negative Covenants of the Company.
33
  SECTION 6.3. Negative Covenants of Acquiror and the
                 Company      After the Effective
                 Time.
34
  ARTICLE VII  ADDITIONAL AGREEMENTS
35
  SECTION 7.1. Consents and Approvals; Filings and
                 Notices.
35
  SECTION 7.2. Access to Information.
35
  SECTION 7.3. Confidentiality.
36
  SECTION 7.4. Company Stockholder Approval.
36
  SECTION 7.5. Further Action; Reasonable Best
                 Efforts.
36
  SECTION 7.6. Public Announcements.
37
  SECTION 7.7. No Solicitation.
37
  SECTION 7.8. Employees.
37
  SECTION 7.9. Affiliate Agreements.
38
  SECTION 7.10. Indemnification.
38
  SECTION 7.11 Pooling Accounting.
39
  ARTICLE VIII  CLOSING CONDITIONS
39
  SECTION 8.1. Conditions to Obligations of Acquiror,
                 Merger Sub and the Company to Effect
                 the Merger.
39
   SECTION 8.2. Additional Conditions to Obligations of
                 Acquiror.
40
   SECTION 8.3. Additional Conditions to Obligations of
                 the Company.
41
  ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER
42
  SECTION 9.1. Termination.
42
  SECTION 9.2. Effect of Termination.
43
  SECTION 9.3. Amendment.
43
  SECTION 9.4. Waiver.
43
  ARTICLE X  SURVIVAL OF REPRESENTATIONS; ESCROW
                 ARRANGEMENTS; REMEDIES
                 44
  SECTION 10.1. Survival of Representations.
44
  SECTION 10.2. Indemnification;  Escrow Arrangements.
44
  SECTION 10.3. Remedies Cumulative
45
  ARTICLE XI  GENERAL PROVISIONS
45
  SECTION 11.1. Notices.
45
  SECTION 11.2. Certain Definitions.
46
  SECTION 11.3. Headings.
47
  SECTION 11.4. Severability.
47
  SECTION 11.5. Entire Agreement.
48
  SECTION 11.6. Specific Performance.
48
  SECTION 11.7. Assignment.
48
  SECTION 11.8. Third Party Beneficiaries.
48
  SECTION 11.9. Disputes Resolution
49
  SECTION 11.10. Governing Law.
50
  SECTION 11.11. Counterparts.
50
  SECTION 11.12. Fees and Expenses.
50


        [CAPTION]
                                    Schedules

Schedule 3.1                 Subsidiaries and Equity Interests
Schedule 3.3(a)      Beneficial  and Record Ownership  of
Shares
                     and Shares Received
Schedule 3.3(b)      Beneficial  and Record Ownership  of
Shares
                     of Subsidiaries
Schedule 3.5(b)      Third Party Consents
Schedule 3.7                 Accounts Receivable
Schedule 3.8                 Company Material Adverse
Effects
Schedule 3.9                 Encumbrances on Assets
Schedule 3.10        Leases
Schedule 3.11        Material Contracts
Schedule 3.12        Real Property
Interests
Schedule 3.13(a)     Government Contracts
Schedule 3.13(d)     Breach    or    Default   Under
Government
                     Contracts
Schedule 3.13(j)     Termination  for Convenience  of
Government
                     Contracts
Schedule 3.14        Environmental Permits
Schedule 3.15        Litigation
Schedule 3.17        Intellectual Property
Schedule 3.20(a)     Directors, Officers and Employees
Schedule 3.20(d)     Unfair Labor Practices
Schedule 3.21        Related Party
Transactions
Schedule 3.22        Insurance Policies
Schedule 3.24        Brokers
Schedule 4.3                     Hagler     Bailly
Redemption
                     Obligations
Schedule 7.8                 Employee Benefit Plans
Schedule 7.9                 Affiliates

        [CAPTION]
                            Exhibits

Exhibit A           Form of Escrow Agreement
Exhibit B           Form of Registration Rights Agreement
Exhibit C           Form of Affiliate Agreement
Exhibit D           Form of Company Stockholder's Certificate
Exhibit E           Form of Legal Opinion of Holland & Knight
LLP Exhibit F           Form of Legal Opinion of Acquiror's
General Counsel

       [CAPTION]
                     Index of Defined Terms

                                           Section
Acquiror                                   PREAMBLE
Acquiror Common Stock                      PREAMBLE
Acquiror Indemnified Persons               10.2
Acquiror Material Adverse Effect           11.2(a)
Acquiror SEC Reports                       4.6(a)
Affiliate Agreement                        7.9
affiliate and/or Affiliate                 7.9,
11.2(a)
Agreement                                  PREAMBLE
Articles of Merger                         1.2
Assets
11.2(c)
Audited Financial Statements               3.6
Balance Sheet Date                         3.6
Blue Sky Laws
11.2(d)
business day
11.2(e)
Certificate and/or Certificates            2.4(b)
Closing                                    1.6
Closing Date                               1.6
Code                                       1.8
Company                                    PREAMBLE
Company Benefit Arrangements               3.20(b)
Company Common Stock                       2.1(a)
Company Material Adverse Effect            11.2(f)
Company Options                            2.2(a)
Company Shareholder's Agreement            2.2(a)
Company Stockholders                       2.1(a)
Company Stockholder's Certificate          8.2(h)
Company Subsidiary and/or Company Subsidiaries
3.1 control, controlled by, under common control with
11.2(g) Dissenting Shares                   2.5(a)
Effective Time                             1.2
Employment Agreements                      PREAMBLE
Encumbrances                               11.2(h)
Environmental Claim                        3.14(f)(i)
Environmental Laws
3.14(f)(ii)
ERISA                                      3.20(b)
Escrow Agent                               PREAMBLE
Escrow Agreement                           PREAMBLE
Escrow Stock Certificate                   2.4(b)
Escrow Stock                               2.3(a)
Exchange Act                               4.6(a)
Exchange Agent                             2.4(a)
Financial Statements                       3.6
Government Contract                        11.2(j)
Government Entity                          11.2(i)
Hazardous Materials
3.14(f)(iii)
including                                  11.2(k)
Intellectual Property                      3.17
Laws                                       11.2(l)
Legend                                     2.9
Letter of Intent                           7.3
Losses                                     11.2(m)
Material Contracts                         3.11
Merger                                     1.1
Merger Stock                               2.1(a)
Merger Stock Certificate                   2.4(b)
Merger Sub                                 PREAMBLE
MGCL                                       PREAMBLE
Permitted Encumbrances                     3.9
person                                     11.2(n)
Principal Stockholders Agreement           PREAMBLE
Real Property                              3.12
Registration Rights Agreement              PREAMBLE
Related Agreements                         PREAMBLE
Securities Act                             2.7
Stock Option Plans                         2.2(a)
Stockholders' Representative               2.3(b)
Subsidiary                                 11.2(o)
Surviving Corporation                      1.1
Taxes                                      3.19
Unaudited Financial Statements             3.6
Unvested Optionholder                      2.2(b)
Unvested Option Shares                     2.2(b)



                AGREEMENT AND PLAN OF MERGER



          THIS AGREEMENT AND PLAN OF MERGER (this
"Agreement") is entered into this 18th day of November, 1997, by and among HAGLER BAILLY, INC., a Delaware corporation ("Acquiror"), HAGLER BAILLY ACQUISITION CORP. 1997-1, a Maryland corporation and a whollyowned subsidiary of Acquiror ("Merger Sub"), and APOGEE RESEARCH, INC., a Maryland corporation (the "Company").
          WHEREAS, Acquiror desires to acquire the management consulting business operated by the Company;
          WHEREAS, the Boards of Directors of each of Acquiror, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective companies and stockholders that Merger Sub, a wholly-owned subsidiary of Acquiror, merge with and into the Company, pursuant to and subject to the terms and conditions of this Agreement and the General
Corporation Law of the State of Maryland (the "MGCL");
          WHEREAS, concurrently with the execution of this Agreement and as an inducement to Acquiror and Merger Sub to enter into this Agreement, Acquiror, Merger Sub and certain stockholders of the Company have entered into a Principal Stockholders Agreement
(the "Principal Stockholders Agreement") pursuant to which, among other things, such stockholders have agreed to vote their shares of common stock of the Company in favor of this Agreement, the Merger (as defined below) and the other transactions contemplated by this Agreement;

           WHEREAS, concurrently with the execution of this Agreement and as an inducement to Acquiror and Merger Sub to enter into this Agreement, Messrs. Kenneth
I. Rubin, Richard  R. Mudge,  George  Davies, Paul
Nissenbaum and Matthew F. Hardison have entered into employment and noncompetition agreements with the Acquiror
(the "Employment Agreements"), the effectiveness of which is conditioned upon consummation of the Merger;

          WHEREAS,    in   connection   with   the
transactions contemplated by this Agreement and as a condition to consummation of the Merger, the Company shall enter into an escrow agreement with Acquiror, Merger Sub, the Stockholders' Representative (as defined in Section
2.2(b) and an escrow agent to be mutually agreed upon (the "Escrow Agent") at Closing, in the form attached hereto as Exhibit A (the "Escrow Agreement"), pursuant to which a certain percentage of the shares of common stock, par value
$.01 per share (the "Acquiror Common Stock") of Acquiror, to be issued as consideration in the Merger will be retained in escrow;

            WHEREAS,   in   connection  with   the
transactions contemplated by this Agreement and as a condition to consummation of the Merger, Acquiror and the Stockholders' Representative (as defined below) shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement" and, together with the Principal Stockholders Agreement, the Escrow Agreement, and the Employment Agreements, the "Related Agreements") at Closing, pursuant to which certain stockholders of the Company will obtain "piggyback" registration rights; and

          NOW,  THEREFORE, in consideration of the foregoing
and the   respective  representations,  warranties,   covenants
and agreements set forth in this Agreement, the parties hereto agree as follows:
                          ARTICLE I

                         THE MERGER

     SECTION 1.1.   The Merger.

          Upon  the terms and subject to the conditions set
forth in  this  Agreement,  and in accordance with  the
MGCL,  at  the Effective Time (as defined in Section 1.2),
Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease  and,  and
the  Company shall continue  as  the  surviving corporation
of the Merger (sometimes referred to herein  as  the
"Surviving   Corporation")  as  a  wholly-owned   subsidiary   of
Acquiror. The name of the Company shall continue as the name of the Surviving Corporation.

     SECTION 1.2.   Effective Time.

          At the Closing (as defined in Section 1.6), the
parties hereto  shall  cause  the  Merger to  be
consummated  by  filing articles  of merger (the "Articles
of Merger"), with the Maryland Department of State in such
form as required by, and executed  in accordance with the
relevant provisions of the MGCL and  in  such form as
approved by the Company and Acquiror prior to such filing
(the  date  and time of the filing of the Articles of
Merger  or such  subsequent  date  or  time  specified
therein  being   the "Effective Time").

     SECTION 1.3.   Effect of the Merger.

          At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4.   Articles of Incorporation; Bylaws.

          At the Effective Time, the articles of
incorporation of Merger Sub, as in effect immediately prior to the Effective Time and as amended by the Articles of Merger, shall be the articles of incorporation of the Surviving Corporation, and (b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

     SECTION 1.5.   Directors and Officers.

          The   directors  of  Merger  Sub  (or  such  other   or
additional  individuals  as  Acquiror  may  designate  prior   to
Closing)   shall  be  the  initial  directors  of  the
Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation; and the officers of the Company shall continue as the officers of the Surviving
Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.6.   Closing.
          Subject  to the terms and conditions of this
Agreement, the  closing  of the Merger (the "Closing") will
take  place  as promptly as practicable after satisfaction
of the latest to occur or,  if  permissible,  waiver  of the conditions  set  forth  in Article VIII hereof (the "Closing
Date"), at the offices of Hogan &  Hartson L.L.P., 555
Thirteenth Street, N.W., Washington,  D.C. 20004,  unless
another date or place is agreed to in  writing  by the
parties hereto.
     SECTION 1.7.   Subsequent Actions.
          If, at any time after the Effective Time, the
Surviving Corporation shall consider or be advised that any
deeds, bills of sale, assignments, assurances or any other
actions or things  are necessary  or desirable to continue
in, vest, perfect or  confirm of  record  or otherwise in
the Surviving Corporation its  right, title  or interest in, to or under any of the rights, properties, privileges,
franchises or Assets of either  of  its  constituent
corporations  acquired  or  to  be  acquired  by  the
Surviving Corporation as a result of, or in connection with, the Merger  or otherwise to carry out this Agreement, the
officers and directors of  the Surviving Corporation shall
be directed and authorized to execute and deliver, in the
name and on behalf of either of  such constituent
corporations,  all  such  deeds,  bills   of   sale,
assignments and assurances and to take and do, in the name
and on behalf of each of such corporations or otherwise, all such  other actions  and  things  as may be necessary or
desirable  to  vest, perfect or confirm any and all right,
title and interest  in,  to and  under  such  rights,
properties, privileges,  franchises  or Assets  in  the
Surviving Corporation or otherwise to  carry  out this
Agreement.
     SECTION 1.8.   Tax and Accounting Treatment of the
Merger.
           It  is  intended by the parties hereto that the
Merger shall  (a)  constitute a reorganization of  Merger
Sub  and  the Company within the meaning of Section 368 of
the Internal Revenue Code  of  1986,  as  amended (the
"Code")  and  (b)  qualify  for accounting  treatment  as a
pooling of  interests.   The  parties hereby  adopt  this
Agreement as a "plan or reorganization" of Merger Sub and the Company within the meaning of Sections 1.3682(g) and 1.368-3(a) of the United States Treasury Regulations.
                         ARTICLE II

     CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.1.   Conversion of Securities.

          At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the following securities:
          (a)   Company Common Stock.  Subject to the
provisions hereof, all of the shares of Company Common Stock (as defined below) issued and outstanding immediately prior to the Effective Time shall, in the aggregate, be converted into the right to receive 410,000 shares of Acquiror Common Stock minus the number of Unvested Option Shares issuable pursuant to Section
2.2(a) (the "Merger Stock"). Each share of Common Stock, par value $.10 per share (the "Company Common Stock"), of the Company issued and outstanding immediately prior to the Effective Time shall, except as otherwise provided in Sections 2.1(b) and 2.1(d) (and subject to the provisions of Section 2.2), be converted into the right to receive a number of shares of Acquiror Common Stock equal to a number of shares of Acquiror Common
Stock  (including   any fractional shares of Acquiror Common
Stock), equal to (i) 410,000 (minus the number of Unvested Option Shares) divided by (ii) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.
          All such shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing such shares shall
thereafter represent only the  right to receive   the
Acquiror  Common  Stock.   The   holders of
certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time (the "Company Stockholders") shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein. After the Closing Date, there will be no adjustment to the number of shares of Merger Stock into which the Company Common Stock is convertible if the Merger has been accounted for as a pooling of interests and there is a subsequent retroactive invalidation of such accounting treatment. For purposes of this Agreement, the parties agree and acknowledge that the term "Merger Stock" shall include the Escrow Stock.

          (b)   Treasury Stock.  All shares of capital
stock of the Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no Acquiror Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

          (c)  Merger Sub Stock.  Each share of common
stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (d) No Fractional Shares. No fraction of a share of Acquiror Common Stock shall be issued in connection with the Merger. In lieu of any such fractional share, the holder thereof shall have the right to receive an amount in cash, without interest, equal to the product of such fractional part of Acquiror Common Stock multiplied by the reported closing price of a share of Acquiror Common Stock on the Nasdaq Stock Market on the last business day prior to the Closing Date.

     SECTION 2.2.   Company Options.

           (a) Immediately prior to the Effective Time, each outstanding stock option to purchase shares of Company Common Stock (the "Company Options") granted under the 1997 Stock Option Plan or any other stock option plan or agreement of the Company (the "Stock Option Plans") shall be terminated, except for any Unvested Options. Prior to the Closing, the Company shall take all such action as is necessary to terminate the options so that on or after the Effective Time no holder of an option or participant or former participant in the options shall have any right to purchase shares of Company Common Stock or any other equity interest in the Company or the
Surviving  Corporation pursuant to   Company
Options  under  that   certain   Apogee
Shareholders Agreement dated as of January 23, 1997 by and among the Company and Company Shareholders (the "Company Shareholder's Agreement").

          (b)  From and after the date hereof, the Company
agrees not  to  accelerate the vesting or exercise date of  any
Company Options. Each Company Option which is unvested as of the date hereof and not exercisable upon the consummation of the
Merger (collectively,  the "Unvested Options") shall  at
the  Effective Time,  be converted into the right to receive a number of  shares equal to six-tenths  of  a  share  of
Acquiror  Common  Stock (including any fractional shares of Acquiror
Common Stock).   For purposes of this Agreement, (i) the term
 "Unvested Option Shares" shall mean the total number of shares of Acquiror Common Stock which are issuable, in the aggregate, upon conversion of the Unvested Options in accordance with this Section 2.2(b) and, (ii) the term "Unvested
Optionholder" shall mean the holder of an Unvested Option as of the Effective Time. For purposes of this Agreement, the parties acknowledge and agree that any of the Unvested Option Shares issuable pursuant hereto, shall be treated for all purposes as Merger Stock hereunder.

     SECTION   2.3.     Escrowed  Merger   Stock;
Stockholders' Representative.
           (a)   When making the issuances of shares of
Acquiror Common Stock required by Section 2.1(a) above and pursuant to the Agreement, Acquiror shall withhold and retain in escrow from the Company Stockholders five percent (5%) of the aggregate number of shares of Acquiror Common Stock issuable pursuant to Section 2.1(a) (as adjusted pursuant to Section 2.1(d)) (the "Escrow Stock").
The Escrow Stock will be placed in escrow pursuant  to
the Escrow Agreement as security for the faithful performance of the indemnity obligations of the Company under Section 10.2 of this Agreement. The Merger Stock otherwise distributable as of the Effective Time to each Company Stockholder in connection with the Merger as provided in Section 2.1(a) shall be proportionally reduced to reflect the deposit in escrow of those portions of the aggregate Merger Stock required to be deposited in escrow as described in this Section 2.3, and such Escrow Stock shall be released to the Company Stockholders or Acquiror, as the case may be, only in accordance with the terms of the Escrow Agreement and this Agreement. Any cash or other dividends paid with respect to such Escrow Stock shall be paid to the Company Stockholders outside of the terms and application of the Escrow Agreement in accordance
with   each   Company   Stockholder's    respective
proportionate interest in the Escrow Stock.

           (b)   Richard R. Mudge shall, by virtue of the
Merger, be  appointed  attorney-in-fact and authorized and
empowered  to act,  for and on behalf of any or all of the
Company Stockholders (with  full power of substitution in
the premises), in connection with  the indemnity provisions
of Section 10.2 as they relate  to the  Company  generally
and such other matters as are  reasonably necessary  for the consummation of the transactions  contemplated hereby
including, without limitation, (i) to review  all  claims
for  indemnification asserted by an Acquiror Indemnified
Person, and,  to  the  extent deemed appropriate, dispute,
question  the accuracy of, compromise, settle or otherwise
resolve any and  all such claims, (ii) to compromise on
their behalf with Acquiror any claims  asserted thereunder,
(iii) to authorize  payments  to  be made with respect to
any such claims for indemnification, (iv) to execute  and
deliver on behalf of the Company  Stockholders  any document or agreement contemplated by or necessary or  desirable in
connection  with  this Agreement, the Escrow  Agreement,
the Registration  Rights Agreement and the transactions
contemplated hereby  and  thereby, (v) to enforce the rights of  the  Company Stockholders under the Registration Rights
Agreement and (vi)  to take   such   further   actions
including   coordinating
and
administering  post-closing matters related  to  the  rights and obligations of the Company Stockholders as are
authorized in this Agreement (the above named representative, as well as any subsequent representative of the Company Stockholders appointed by  the  Company  Stockholders being referred to  herein  as the "Stockholders' Representative").  The Stockholders'
Representative  shall  not be liable to any Company
Stockholder, Acquiror,the   Surviving
Corporation  or   their   respective
affiliates  or any other person with respect to any action
taken or omitted to be taken by the Stockholders' Representative in his role  as Stockholders' Representative under or in
connection with this  Agreement  unless such action or
omission results  from  or arises out of fraud, gross
negligence, willful misconduct or  bad faith  on the part of the Stockholders' Representative; provided, however,  that
the  Stockholders' Representative  shall  not  be liable  to   any  Company
Stockholder in the  event  that  in  the
exercise   of   his   reasonable  judgment,   the
Stockholders' Representative  believes  there will not  be  adequate resources available  to  cover potential costs and expenses
to  contest  a claim  made  by Acquiror against the Escrow
Stock.  Acquiror  and Merger  Sub  shall  be entitled to
rely on such  appointment  and treat  such  Stockholders'
Representative as the  duly  appointed attorney-in-fact  of
each  Company  Stockholder.   Each  Company Stockholder  who
votes in favor of the Merger pursuant to the terms hereof, by such vote, without any further action, and each Company Stockholder who receives shares of Acquiror Common
Stock in connection with the Merger, by acceptance thereof and without any further action, confirms such appointment and authority.

     SECTION 2.4.   Exchange of Certificates.
           (a)   Exchange  Agent.   Prior to  the  Closing
Date,
Acquiror shall designate a bank or trust company reasonably acceptable to the Company to act as Exchange
Agent hereunder (the "Exchange  Agent"). As of the Effective
Time, Acquiror shall, on behalf of Merger Sub, deposit with or for the account of the Exchange Agent (i) stock certificates representing the aggregate number of whole shares of Merger Stock issuable pursuant to
Section  2.1(a)  (less certificates representing  the
shares of Escrow Stock to be deposited in escrow pursuant to the Escrow Agreement, as contemplated by
Section 2.1(b)), which  shares  of
Merger Stock shall be deemed to have been issued at the Effective Time and (ii) sufficient cash to pay the amounts contemplated by Section 2.1(d).

           (b) Exchange Procedures. At the Effective Time, certificates representing the Company Common Stock shall be canceled, and, simultaneously with such cancellation, Acquiror shall issue two certificates with respect to the canceled Company Common Stock for each
Company Stockholder.  One such certificate (the  "Merger
Stock Certificate") shall be registered in the name of the Company Stockholder and shall represent ninety-five percent (95%) of the total number of shares of Acquiror Common Stock issuable pursuant to the Merger in respect of shares of Company Common Stock held by such Company Stockholder and the second certificate, representing the remaining five percent (5%) of
such Company  Stockholder's  share  (the   "Escrow
Stock Certificate") shall be issued in the name of the Company Stockholder, to be held by the Escrow Agent.

          Promptly after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each Company
Stockholder of record a   certificate   or  certificates
(each  a  "Certificate" and collectively, the
 "Certificates") that immediately prior  to
the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Acquiror Common Stock pursuant to Section 2.1(a), (i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for certificates representing Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Stock Certificate, plus cash in lieu of fractional shares in accordance with Section 2.1(d), and the Certificate so surrendered shall forthwith be canceled. At the Effective Time, Acquiror shall issue the Escrow Stock Certificates and transfer them to the Escrow Agent to be held in
escrow.   In the event of a transfer  of  ownership  of
Company Common Stock which is not registered in the transfer records of the Company, the Merger Common Stock and the right to receive cash in lieu of the issuance of any fractional shares in accordance with Section 2.1(d) may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Common Stock and the right to receive cash in lieu of the issuance of any fractional shares in accordance with Section 2.1(d).

     SECTION 2.5.   Dissenting Shares.
          (a)  Notwithstanding any provision of this
Agreement to the contrary, any shares of Company Common Stock held by a Company Stockholder who has demanded fair value and perfected appraisal rights for such shares in accordance with the MGCL and who, as of the Effective Time, has not effectively withdrawn such demand or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Acquiror Common Stock pursuant to Section 2.1(a), but the holder thereof shall only be entitled to such rights as are granted by the MGCL.
           (b)  Notwithstanding the provisions of subsection
(a), if any holder of shares of Company Common Stock who demands fair value and seeks appraisal of such shares under the MGCL shall effectively withdraw (with the written consent of the Surviving Corporation) or lose (through failure to perfect or otherwise) such right, then, as of the later of the Effective Time and the
occurrence   of   such   event,  such   holder's   shares
shall automatically be converted into and represent only the right to receive Acquiror Common Stock in accordance with the terms of this Agreement, upon surrender of the certificate representing such shares to the extent and in the event allowed by the MGCL.
           (c) The Company shall give Acquiror (i) prompt notice of any written demands for fair value or appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the MGCL and received by the Company and (ii) the
opportunity  to  participate   in   all
negotiations and proceedings with respect to demands for fair value or appraisal under the MGCL. The Company shall not, except with the prior written consent of Acquiror, voluntarily provide any consideration with respect to any demands for fair value or appraisal of Company Common Stock or offer to settle or settle any such demands.

     SECTION 2.6.   Stock Transfer Books.

          At  the Effective Time, the stock transfer books
of the Company with respect to all shares of capital stock of the Company shall be closed and no further registration of transfers of  such shares of capital stock shall thereafter
be made on  the records of the Company.
   SECTION 2.7.  Transferability of Acquiror Common Stock
          The  shares  of Acquiror Common Stock to be issued
and delivered to the Company Stockholders in the Merger in
accordance with  the  provisions of Section 2.1 hereof will
not  have  been registered  under  the Securities Act of
1933,  as  amended  (the "Securities Act") or under the
securities laws of any state as of the  Closing.
Accordingly, those shares of Acquiror Common Stock (together with  any other shares with respect  to  these  shares
received pursuant to conversions, exchanges, stock splits,
stock dividends  or  other  reclassifications or  changes
thereof,  or consolidations  or  reorganizations  of
Acquiror)  will  not  be transferable except upon compliance
with the Securities Act,  any state   securities  laws,  the
rules,  regulations   and   other administrative
regulations promulgated under the Securities  Act and  any
state securities laws and shall bear appropriate legends to
this  effect as set forth in Section 2.9 below.  In
addition, where  applicable,  the legend shall provide
notice  as  to  the restrictions on transfer pursuant to the
Affiliate Agreement  (as defined in Section 7.9).
     SECTION 2.8.   Certain Adjustments.
          If  between the date hereof and the Effective
Time, the outstanding shares of Acquiror Common Stock shall
be changed into a  different  number of shares by reason of
any reclassification, stock  dividend  or stock split with a record  date  within  such period,  the  number of shares of
Merger Stock shall be  adjusted accordingly  to  provide  to the Company  Stockholders  the  same economic effect as
contemplated by this Agreement prior  to  such
reclassification, stock dividend or stock split.
     SECTION 2.9.   Legend; Subsequent Transfer.
          Each  certificate  representing Acquiror  Common
Stock issued to the Company Stockholders hereunder shall be
stamped  or otherwise imprinted with a legend (the "Legend")
in substantially the following form:
          THE  SECURITIES  REPRESENTED BY  THIS  CERTIFICATE
     HAVE  NOT BEEN REGISTERED UNDER THE SECURITIES  ACT  OF
     1933,  AS  AMENDED (THE "ACT") OR UNDER THE  SECURITIES
     LAW  OF ANY STATE.  SUCH SECURITIES MAY NOT
     BE SOLD  OR OFFERED FOR   SALE  OR
     OTHERWISE   HYPOTHECATED OR
     DISTRIBUTED  EXCEPT  (A)(i) PURSUANT  TO
     AN  EFFECTIVE REGISTRATION  STATEMENT FOR
     SUCH SECURITIES  UNDER  THE ACT;  OR  (ii)
     PURSUANT TO A VALID EXEMPTION FROM  SUCH
     REGISTRATION  UNDER THE ACT AND UNDER
     APPLICABLE  STATE SECURITIES  LAWS, AND (B)
     UPON RECEIPT BY THE  ACQUIROR OF  AN
     OPINION OF COUNSEL FOR THE HOLDER, WHICH
     OPINION SHALL BE SATISFACTORY IN FORM AND
     SUBSTANCE TO ACQUIROR THAT  SUCH SALE IS IN
     COMPLIANCE WITH THE ACT AND  SUCH STATE
     SECURITIES LAW.

          Acquiror agrees to remove such Legend upon the earlier of the registration under the Securities Act of the Acquiror Common Stock received by the Company Stockholders or the expiration of any required holding period of Rule 144 under the Securities Act.


                     ARTICLE III
    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          Subject   to   the  attached  Schedules,
the   Company represents and warrants to Acquiror and
Merger Sub as follows:
     SECTION 3.1.   Organization and Qualification;
Subsidiaries.
          The Company and each Subsidiary of the
Company (each, a "Company    Subsidiary"
and   collectively, the  "Company
Subsidiaries") is a corporation duly organized,
validly  existing and  in  good standing under the
laws of the jurisdiction of  its organization.   The
Company and each Company Subsidiary  has  the
requisite  power  and  authority to own, lease  and
operate  its business as it is now being conducted
and to perform the terms of this  Agreement  and the
transactions contemplated  hereby.   The
Company  and each Company Subsidiary is duly
qualified to conduct its  business,  and  is in good
standing, in  Maryland,  Florida, Pennsylvania,
Minnesota  and  Canada,   and   in   each   other
jurisdiction in which the ownership or leasing of its Assets or the nature of its activities in connection with the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect. The Company has no Subsidiaries or any equity interest or other investment in any entity other than those listed on Schedule 3.1.

SECTION 3.2.   Articles of Incorporation and Bylaws.

          The  Company  has heretofore delivered  to
Acquiror  a complete  and  correct  copy  of the
articles  of  incorporation, bylaws, operating
agreement or other organizational documents  of the
Company and each Company Subsidiary, each as amended
to date. Each  such articles of incorporation,
bylaws, operating agreement or  other  organizational
documents is in full force and  effect. None  of  the
Company or the Company Subsidiaries is in violation
of   any  of  the  provisions  of  its  respective
articles     of
incorporation,    bylaws,   operating    agreement
or    other organizational document.

     SECTION 3.3.   Capitalization.

          (a)   The  authorized  capital  stock  of
the  Company consists  of  500,000 shares of Company
Common  Stock,  of  which 261,747   shares  are  issued
and  outstanding.   All    of     the
outstanding  shares  of capital stock of the  Company
are  owned beneficially and of record as set forth in
Schedule 3.3(a),  free and clear of all Encumbrances.
Schedule 3.3(a) sets forth a list of  each  option
holder,  the number  of  shares  issuable  upon
exercise  of  options  held by each option holder,
the  exercise price and the dates upon which each
option becomes exercisable or terminates.  Except as
set forth in Schedule 3.3(a), there are no options,
warrants or other rights, agreements,  arrangements
or commitments  of any character relating to the
issued or  unissued capital  stock of the Company or
obligating the Company to  issue or sell any shares
of capital stock of, or other equity interests in
the  Company, including any securities directly or
indirectly convertible  into or exercisable or
exchangeable for any  capital stock  or other equity
securities of the Company.  There  are  no
outstanding obligations of the Company to repurchase,
redeem  or otherwise  acquire any shares of its
capital stock  or  make  any investment  (in  the
form  of a loan,  capital  contribution  or
otherwise)   in  any  other  person.   All  of  the
issued and outstanding shares of Company Common Stock have been duly authorized and validly issued in accordance with applicable laws and are fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Schedule
3.3(a), no shares of capital stock of the Company have been reserved for any purpose.

          (b)  All of the outstanding shares of
capital stock  of each  Company  Subsidiary  are (i)
duly  authorized  and  validly issued in accordance
with applicable laws and are fully paid  and
nonassessable   and  not  subject  to  preemptive
rights,   and
(ii)  owned  beneficially and of record as set forth
in  Schedule 3.3(b), free and clear of all
Encumbrances.  Except as set  forth in  Schedule
3.3(b),  there are no options,  warrants  or  other
rights,  agreements, arrangements or commitments of
any character relating  to the issued or unissued
capital stock of the  Company Subsidiaries or
obligating the Company Subsidiaries to  issue  or
sell any shares of capital stock of, or other equity
interests in the  Company  Subsidiaries, including
any securities directly  or indirectly  convertible
into or exercisable or  exchangeable  for any
capital  stock  or other equity securities  of  the
Company Subsidiaries.   There  are  no  outstanding
obligations of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

          (c)   The  Company represents and warrants
to Acquiror and Merger Sub that as of the Effective Time, the aggregate number of outstanding shares of Company Common Stock on a fully diluted basis (assuming full exercise of all stock options of the Company), shall not exceed
323,665 shares. As of the Effective Time there shall be no outstanding options under, or any shares of Company Common Stock or other securities subject to, any Stock Option Plans.

     SECTION 3.4.   Authority.
          The  Company  has  the  necessary corporate
power  and authority to enter into this Agreement and
the Related Agreements to  which  the  Company is a
party and, subject to obtaining  any necessary
stockholder  approval of the Merger,  to  perform
its obligations  hereunder  and  thereunder  and  to
consummate  the transactions contemplated hereby and
thereby.  The execution  and delivery  of  this
Agreement and the Related Agreements  by  the Company
and  the consummation by the Company of the
transactions contemplated hereby have been duly and
validly authorized by  all necessary corporate action
and no other corporate proceedings  on the part of
the Company are necessary to authorize this Agreement
and the Related Agreements to which the Company is a
party or  to consummate  the  transactions
contemplated  hereby  and  thereby, other than the
approval of this Agreement by the stockholders  of
the  Company in accordance with the MGCL.  This
Agreement and the Related Agreements to which the
Company is a party have been duly executed  and
delivered by the Company  and,  assuming  the  due
authorization, execution and delivery by Acquiror and
Merger Sub, constitute  legal, valid and binding
obligations of the  Company, enforceable  in
accordance  with their  terms,  except  as  such
enforceability   may   be  limited  by  bankruptcy,
insolvency, reorganization,  moratorium and other
similar  laws  of  general applicability   relating
to  or  affecting   creditors'   rights generally and
by the application of general principles of equity.
     SECTION 3.5.   No Conflict; Required Filings and
Consents.
          (a)   The execution and delivery of this
Agreement  and the  Related  Agreements to which the
Company is a party  by  the Company  do  not,  and
the performance by  the  Company  of  its
obligations  under this Agreement and the Related
Agreements  to which  the Company  is a
party will not, (i)  conflict  with  or
violate   the   articles  of  incorporation,  bylaws,
operating agreement or other organizational document of the Company or any Company Subsidiary, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree, whether national or foreign, applicable to the Company or any Company Subsidiary or to their respective Assets, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound or to which any of their respective Assets is subject.

          (b)   Except  as  set  forth in  Schedule
3.5(b),  the Company's  execution  and  delivery of
this  Agreement  and  the Related Agreements to which
the Company is a party does not,  and the  Company's
performance  of this Agreement  and  the  Related
Agreements to which the Company is a party will not,
require  any consent, approval, authorization or
permit of, or filing with  or notification to, any
third party or any court, arbitral tribunal,
administrative agency or commission, whether national
or foreign, or  Government Entity, except for the
receipt of approval of this Agreement, the Merger and
the transactions contemplated hereby by the  Company
Stockholders  and the  filing  and  recordation  of
appropriate merger documents as required by the MGCL.
SECTION 3.6.   Financial Statements; No Liabilities.
          Except  as  set forth in Schedule 3.6, the
Company  has furnished  to  Acquiror  (a) the audited
balance  sheets  of  the Company  as of December 31,
1994, 1995 and 1996, and the  related audited
statements of income and cash flows for the fiscal
years then  ended  (such  audited financial
statements,  including  the schedules and notes
thereto, collectively, the "Audited Financial
Statements"); and (b) the unaudited balance sheet of
the  Company and  its  Subsidiaries as of October 31,
1997, and the  unaudited statements of income and
cash flows for the ten months then ended (such
unaudited   financial   statements,   collectively, the
"Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements").
The Financial Statements referred to in this Section
3.6, including the related schedules and notes, present fairly the financial condition of the Company as of their respective dates and the results of operations and cash flows for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise noted in the notes thereto and that the Unaudited Financial Statements do not contain all required footnotes and are subject to normal recurring year-end adjustments). Except as reflected in the Financial Statements (or disclosed in the notes to the Financial Statements), there exist no liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of the Company. Except as reflected in the Unaudited Financial Statements of the Company as of October 31, 1997 (the "Balance
Sheet Date"), the Company has no liabilities, contingent or absolute, matured or unmatured, known or unknown, except for liabilities incurred in the ordinary course of business since the Balance
Sheet Date that would not have a Company Material
Adverse Effect.

     SECTION 3.7.   Accounts Receivable.

          Except  as  set  forth in Schedule  3.7,
the  accounts
receivable of the Company shown on the balance sheets
included in the  Financial  Statements,  or acquired
by  the  Company  after September  30, 1997, are
actual and bona fide accounts receivable which  arose
in the ordinary course of business of  the  Company
and/or  the Company Subsidiaries, and represent valid
obligations due  the Company and/or the Company
Subsidiaries, except  to  the extent previously
collected.
     SECTION 3.8.   Absence of Certain Changes or
Events.
          Except  as  set  forth in Schedule  3.8
hereto  or  as otherwise  disclosed  in  the
Financial  Statements,  since  the Balance  Sheet
Date, there has been no Company Material  Adverse
Effect.   Since  the  Balance Sheet Date,  the
Company  and  the
Company  Subsidiaries  have  conducted  their
business inthe ordinary course, and the Company and the Company Subsidiaries have not (a) paid any dividend or distribution in respect of,  or redeemed or
repurchased any of, its capital stock; (b) issued any
capital  stock,  bonds  or  other corporate
securities  or  debt instruments,  granted  any
options,  warrants  or  other  rights calling  for
the  issuance  thereof,  or  borrowed  any   funds;
(c) incurred loss of, or significant injury to, any of their respective Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (d) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the ordinary course of business; (e) mortgaged, pledged or subjected to any Encumbrance any of their respective Assets;
(f) sold, exchanged, transferred or otherwise disposed of any of their respective Assets except in the ordinary course of business, or canceled any debts or claims except in the ordinary course of business consistent with past practice; (g) written down the value of any of their respective Assets or written off as uncollectible any accounts receivable, except write downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (h) entered into any transactions other than in the ordinary course of business; (i) made any change in any method of accounting or accounting practice; or (j) made any agreement to do any of the foregoing.

     SECTION 3.9.   Assets.

          Each of the Company and the Company
Subsidiaries is the sole and exclusive legal and equitable owner of and has good and valid title to the Assets that are owned by the Company and the Company Subsidiaries, as applicable, and, such Assets of the Company and the Company Subsidiaries are free and clear of all Encumbrances, except as set forth in Schedule 3.9 or as reflected in the Financial Statements and liens for current taxes not yet due and payable ("Permitted Encumbrances").
No  person  or
Government Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of these Assets.

     SECTION 3.10.  Leases.

          Schedule 3.10 lists and describes all
leases and  other agreements  under which the Company
or any Company Subsidiary  is lessee or lessor of any
Asset, or holds, manages or operates  any Asset owned
by any third party, or under which any Asset owned by
the  Company  or  any  Company Subsidiary is  held,
operated  or managed by a third party.  Each such
lease and other agreement is in  full  force  and
effect and constitutes a  legal,  valid  and binding
obligation of, and is legally enforceable  against,
the
Company  or the Company Subsidiary which is a party
thereto  and, to  the  knowledge  of the Company, the
other  party  or  parties thereto and grants the
leasehold estate it purports to grant free and  clear
of all Encumbrances except for Permitted
Encumbrances. All   necessary  governmental
approvals  with  respect thereto
required to be obtained by the Company or any Company
Subsidiary, as  applicable,  have  been obtained, all
necessary  filings  or registrations therefor
required to be made by the Company or  any Company
Subsidiary, as applicable, have been made,  and  to
the knowledge of  the
Company,  there  have  been  no   threatened
cancellations thereof and no outstanding disputes thereunder. The Company and the Company Subsidiaries have performed in all material respects all obligations thereunder required to be performed by the Company and the Company Subsidiaries to date. To the knowledge of the Company, no party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     SECTION 3.11.  Material Contracts.
          (a)   Schedule 3.11 sets forth a complete
and  correct list, as of the date of this Agreement,
of all agreements of  the following type to which the
Company or any Company Subsidiary  is a party or may
be bound (collectively, the "Material Contracts"):
(i)  material contracts; (ii) employment, severance,
termination, consulting and retirement agreements;
(iii) license agreements or distributor, dealer,
manufacturer's representative, sales agency,
advertising,   property   management  or  brokerage
agreements; (iv)  agreements with any labor
organization or other  collective bargaining  unit;
(v)  agreements for  the  future  purchase  of
materials, supplies, services, merchandise or
equipment involving payments  of  more than $10,000
individually (or $40,000  in  the aggregate  for  all
such  agreements) over  its  remaining  term
(including, without limitation, periods covered by
any option  to renew by either party); (vi)
agreements for the purchase, sale or lease  of  any
real estate or other Assets; (vii) profit-sharing,
bonus,  incentive  compensation,  deferred
compensation,   stock option,   severance   pay,
stock  purchase,  employee   benefit,
insurance, hospitalization, pension, retirement or
other  similar plans  or  agreements; (viii)
agreements for the sale  of  Assets other than in the
ordinary course of business or the grant of any
preferential  rights  to purchase Assets; (ix)
agreements  which contain  provisions
requiring  the  Company  or   any  Company
Subsidiary to indemnify any person; (x) joint venture agreements or other agreements involving the sharing of profits; or
(xi) outstanding loans to any persons or entities or receivables due from any Company Stockholders or any stockholders of the Company Subsidiaries or any affiliates of the Company or the Company
Subsidiaries.

          (b)   All the Material Contracts are valid
and in  full force  and  effect on the date hereof
(except to the extent  they have  previously  expired
in accordance  with  their  terms)  and constitute
legal,  valid  and binding obligations  of,  and  are
legally   enforceable  against,  the  Company  or
the  Company
Subsidiary which is a party thereto, and to the
knowledge of  the Company,  the  other  party or
parties  thereto.   All  necessary governmental
approvals  with  respect  thereto  required  to  be
obtained by the Company or any Company Subsidiary, as
applicable, have  been  obtained,  all  necessary
filings  or  registrations therefor  required  to  be
made by the  Company  or  any  Company Subsidiary, as
applicable, have been made, and, to the  knowledge of
the  Company,  there  have been no  threatened
cancellations thereof  and  no outstanding disputes
thereunder.   Each  of  the
Company and the Company Subsidiaries has in all
material respects performed all the obligations
thereunder required to be performed by the Company
and the Company Subsidiaries to date.  No party is in
default   in  any material respect under any of  the
Material
Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.
True and complete copies of all Material Contracts have been delivered to Acquiror or made available for inspection.

     SECTION 3.12.  Real Property.
          Schedule 3.12 contains a list and brief
description  of all  leasehold  interests in real
estate,  easements,  rights  to access, rights-of-way
and other real property interests which are owned,
leased,  used  or held for use by  the  Company  and
the Company  Subsidiaries (collectively, the "Real
Property").   None of  the  Company or the Company
Subsidiaries holds any fee simple interest in any real estate. The Real Property described in
Schedule 3.12 constitutes all real property interests necessary to conduct the business and operations of the Company and the Company Subsidiaries as now conducted and is suitable and adequate for the uses for which it is currently devoted.

     SECTION 3.13   Government Contracts.

           (a)  Schedule 3.13(a) sets forth a listing
of (i) each Government Contract  to
which  the  Company  or  any  Company
Subsidiary  is or has been a party during the past
three  years;
(ii) all outstanding quotations, bids and proposals
submitted  by the Company or any Company Subsidiary
to either the Government or any  proposed prime
contractor of the Government; and  (iii)  all
Government  Contracts (including options) on  which
delivery  or performance  is  currently  in  an unsatisfactory  or delinquent
status,  behind  schedule or which the  Company  or
any  Company Subsidiary  knows  or  has
reason  to  know,  after  reasonable
investigation,  will  be  performed  unsatisfactorily
or  behind schedule  or will become delinquent in the
future.  Each  of  the Company  and  the Company
Subsidiaries has provided access  to  a complete  and
correct copy of each Government Contract listed  in
Schedule 3.13 (a) to Acquiror.  Schedule 3.13(a) also
sets  forth (i) all outstanding or pending change
orders, claims and requests for  equitable
adjustments relating to such Government Contracts,
(ii)  all  outstanding  or  pending subcontractor,
supplier  and
vendor claims for the Government Contracts, and (iii)
all current teaming agreements,  joint
venture  arrangements  and   agency
agreements relating to the Government Contracts
(access to copies of
which      had  been  provided  to  Acquiror).   All
financing arrangements,  if  any, with respect to the
performance  of  any current  Government Contract
have been disclosed.
Each  of  the
Company  and  the  Company Subsidiaries possesses
all  necessary security  clearances  and  permits
for  the  execution  of
its
obligations  under  each  Government  Contract  to
which  it  is
currently   a  party.   None  of  the  Company  or
the  Company
Subsidiaries has ever been denied a security clearance.

           (b)   None  of the Company or the Company
Subsidiaries
has  ever been debarred or suspended from contracting
(as a prime contractor or subcontractor at
any tier) for or bidding  on  any
Government  Contract or, at any time during the  past
three  (3)
years, had a Government Contract canceled or
terminated, in whole or in part, by reason of a
default or alleged default on the part of the Company
or any Company Subsidiary.  None of the Company or
the  Company Subsidiaries is currently debarred or
suspended from (nor   has  it  received
written  notice  that  it     is   under
investigation with respect to a possible debarment or
suspension
from) bidding on or entering into any Government
Contract. With
respect  to any Government Contract in effect as of
the  date  of
this  Agreement, none of the Company or the Company
Subsidiaries has received written notice (i) that any
such Government Contract may  be or will be
terminated for convenience or by reason  of  a
default  or  alleged  default  by  the  Company  or
any  Company Subsidiary, (ii) that funding for any
such Government Contract or governmental  program
involving  the  Company  or  any
Company
Subsidiary  will  be  eliminated  or  substantially
reduced
or
suspended,  (iii)  requiring  or resulting  in  loss
of  use    or
substantial impairment or interference of use by the
Company    or
any  Company Subsidiary of any facilities owned by a
governmental authority, or (iv) that any relevant
budget authority or contract authority  has been
exceeded with respect to any such  Government
Contract  to  which the Company or any Company
Subsidiary  is  a party.
None   of  the  Company  or  the  Company
Subsidiaries
anticipates that it will incur any cost overrun with
respect    to
any Government Contract to which it is a party that would have a Company Material Adverse Effect.

           (c)  To the Company's knowledge, there are
no facts or issues that could reasonably be expected
to result in any of  the following  in  the event an
audit of the Government Contracts    of
the Company or any Company Subsidiary is conducted by
the Defense Contract  Audit Agency:  (i) the
suspension or debarment  of  the Company  or  any
Company Subsidiary from bidding on  or  entering into
any Government Contract, (ii) the termination for
default of any  Government  Contract to which the
Company  or  any  Company Subsidiary  is  a party or
under which the Company  is  providing goods  or
services,  or  (iii) except as  reserved  for  in
the Financial   Statements,  any  assertion  or
claim  of   material liability  against the Company
or any Company Subsidiary  for       an
equitable  adjustment,  price reduction,  liquidated
damages    or
monetary penalty, or damages under the terms of such Government Contract or based on a default or alleged default by the Company or other malfeasance or alleged malfeasance by the Company or any Company
Subsidiary arising out of or relating to the performance or failure to perform by the Company or any Company Subsidiary thereunder.

           (d)  Except as set forth in Schedule
3.13(d), none     of
the Company or the Company Subsidiaries is, nor will
consummation of  this  Agreement  and  the
transactions  contemplated  hereby result, in any
material violation, breach or default of any  term or
provision  of (i) any Government Contract or  (ii)
any  bid, proposal  or quote submitted to the
Government by the Company    or
any  Company  Subsidiary,  nor  will  the
consummation  of  this Agreement  and  the
transactions contemplated hereby  permit  the
termination  by the Government of any Government
Contract. None
of   the  Company  or  the  Company  Subsidiaries
is,  nor  will
consummation of this Agreement and the transactions contemplated hereby result, in any violation, breach or default in any material respect of any provision of any Federal or state order, status, rule or regulation governing any Government
Contract, bid, proposal, quote, or transaction of any kind between the Government and the Company or any Company Subsidiary.

           (e)   To  the  knowledge of the Company,
each  of  the Company and the Company Subsidiaries
has complied in all respects with  each certification
executed, acknowledged or set  forth     by
the  Company  or  any  Company Subsidiary with
respect  to  each Government  Contract  awarded  to
the  Company  or  any  Company Subsidiary within the
past three years and each bid, quotation or proposal
submitted by the Company or any Company  Subsidiary  to
the  Government  or  any  prospective  prime
contractor  of  the Government within the past three
years.  To the knowledge of  the
Company and the Company Subsidiaries, each of the
Company and the Company  Subsidiaries  has  complied
in  all  respects  with  all clauses,  provisions and
requirements incorporated expressly,  by reference
or  by  operation of law in each and every
Government Contract awarded to the Company or any
Company Subsidiary  within the  past  three  years.
To the knowledge of  the  Company,  all
certifications,   representations   or   disclosure statements
submitted by the Company with respect to any
Government  Contract awarded to the Company or any
Company Subsidiary within the  past three years were
true in all material respects as of the date  of
submission.  None of the Company or the Company
Subsidiaries  has knowledge of any misstatement or
omission relating to any of  the Government
Contracts  awarded to  the  Company  or  any  Company
Subsidiary  within the past three years, or any bids,
quotations or proposals submitted within the past
three years, that have led to  or  could lead to,
either before or after the Effective Time, (i)  any
administrative,  civil  or  criminal  investigation
or indictment  of  the Company or any Company
Subsidiary,  (ii)  the formal  questioning  or
disallowance of any costs  submitted  for payment  by
the  Company or any Company  Subsidiary,  (iii)  the
recoupment of any payments previously made to the
Company or  any Company  Subsidiary or (iv) the
assessment of  any  penalties  or damages   of  any
kind  against  the  Company  or  any
Company
Subsidiary, arising out of such irregularities, misstatements or omissions.

           (f)   No show cause notices or cure
notices have  been issued  against  the  Company or
any Company  Subsidiary  on  any Government
Contracts  awarded to  the  Company  or  any  Company
Subsidiary  within the past three years.  No default
terminations have been issued against the Company or
any Company Subsidiary on any  Government Contracts
awarded to the Company or  any  Company Subsidiary
within   the   past  three   years.
No   negative
determinations of responsibility have been raised against the Company or any Company Subsidiary with respect to any bid, question or proposal submitted by the Company or any Company Subsidiary within the past three years. No costs in excess of $25,000 incurred by the Company or any Company
Subsidiary within the past three years have been formally disallowed as a result of a finding or determination of any kind by the Government, and all amounts previously charged or at present carried as chargeable by the Company or any Company
Subsidiary  with  respect  to  any Government
Contract has been or will be reasonable, allowable and allocable to each such Government Contract.
Neither  the
Government nor any prime contractor of the Government under a Government Contract has withheld or set off, or attempted to withhold or set off, monies due to the Company or any Company
Subsidiary under any Government Contracts awarded within the past three years. There exist no (i) outstanding claims against the Company or any Company Subsidiary either by the Government or by any prime contractor, subcontractor, vendor or any third party arising under or relating to any Government Contract, (ii) dispute between the Company or any Company Subsidiary and the Government or any prime contractor, subcontractor, or vendor arising under or relating to any Government Contract, and (iii) facts over which such a dispute could reasonably expect to arise in the future. None of the Company or the Company
Subsidiaries has any interest in any pending or potential claims against the Government or against any prime contractor, subcontractor, or vendor arising under or relating to any Government
Contract. There are no facts which are known by the Company or any Company Subsidiary upon which such claims could reasonably be based in the future.

           (g)   No  representative of the Company or
any Company Subsidiary   is  in  receipt  or
possession  of  any  Government
procurement sensitive information under circumstances
where there is  reason to believe that such receipt
or possession is unlawful or unauthorized.
          (h)  The Company has no knowledge that it
or any of the Company Subsidiaries is currently under
administrative, civil  or criminal investigation or
indictment with respect to any  alleged irregularity,
misstatement or omission arising under or  relating
to   any  of  its  Government  Contracts,  bids,
quotations                                             or
proposals, past or present, by any Government agency, including without limitation the General
Accounting Office,  the  Defense Government Contract
Audit Agency, the Defense Government Contract
Administrative  Service, the Department of Labor, the
Department of  Health  and  Human  Services,  the
Environmental Protection Agency, or the inspector general or auditor general or similar functionary of any Government Agency or instrumentality, nor has such investigation been threatened.

           (i)   The  Government has only those
rights, including royalty rights, with respect to any
"technical data" or "computer software," on the
Company's federal contract that are  set  forth in
the  Federal  Acquisition Regulations,  Part  27  and
agency supplements thereto, or any Intellectual
Property (as defined  in Section  3.17)  which is
presently used in the operation  of  the Company and
the Company Subsidiaries' businesses.
           (j)   Except  as  set forth in Schedule
3.13(j),  the Company has no facts in the Company's
possession which would lead the  Company  to believe
that there would be a future termination for
convenience, if applicable, of any Government
Contracts.
     SECTION 3.14.  Environmental Matters.
          (a)   Each  of the Company and the Company
Subsidiaries has  complied  in  all  material
respects  and  is  in  material compliance with all
Environmental Laws (as defined below).  There are  no
pending  or,  to the knowledge of the  Company  and
the Company  Subsidiaries, threatened actions, suits,
claims,  legal proceedings  or  other proceedings
based  on,  and  none  of  the Company  and the
Company Subsidiaries has directly or  indirectly
received any notice of any complaint, order,
directive, citation, notice of responsibility, notice
of potential responsibility,  or information  request
from any Government  Entity  or  any  other person
arising  out of or attributable to:  (i) the  current
or past  presence  at  any  part of the Real Property
of  Hazardous Materials (as defined below) or any
substances that pose a hazard to  human health or an
impediment to working conditions; (ii) the current        or  past  release
or  threatened  release                                into   the
environment   from   the   Real  Property
(including,                                            without
limitation,  into  any  storm  drain,  sewer,  septic
system  or publicly owned treatment works) of any
Hazardous Materials or any substances that pose a
hazard to human health or an impediment to working
conditions;  (iii) the off-site  disposal  of
Hazardous Materials originating on or from the Real
Property; or (iv)                                      any
violation of Environmental Laws at any part of the Real Property or otherwise arising from the Company's activities involving Hazardous Materials.

          (b)   To  the  knowledge of the Company,
each  of  the Company  and  the Company Subsidiaries
has been duly issued,  and currently                      has and will
maintain through the Effective Time,  all
permits,  licenses,  certificates and approvals
required  to  be maintained  by  the  Company  under
any  Environmental  Law  with respect  to  the   use
or ownership of the Real Property by the Company and the Company Subsidiaries. A true and complete list of such permits, licenses, certificates and approvals, all of which are valid and in full force and effect, is set out in Schedule
3.14.  Except in accordance with such permits,
licenses,
certificates and approvals, there has been no discharge of any Hazardous Materials or any other material regulated by such permits, licenses, certificates or approvals.

          (c)   There  is  no  material Environmental
Claim  (as
defined  below)  pending  or, to the knowledge  of
the  Company, threatened  against  or  involving the
Company  or  any  Company Subsidiary  or  against any
person or entity whose liability  for any  material
Environmental Claim the  Company  or  any  Company
Subsidiary   has   or  may  have  retained  or
assumed   either
contractually or by operation of law.

          (d)  To the knowledge of the Company, there
are no past or  present  actions or activities by the
Company or any  Company Subsidiary  including the
storage, treatment, release,  emission, discharge,
disposal or arrangement for disposal of any
Hazardous Materials,   that  could  reasonably  form
the  basis     of                                any
Environmental Claim against the Company or any Company Subsidiary or against any person or entity whose liability for any
Environmental  Claim  the Company or any Company
Subsidiary may have retained or assumed either contractually or by operation of law.

          (e)   To the knowledge of the Company, none
of the Real
Property contains any underground storage tanks, or underground piping associated with such tanks, used currently or in the past for Hazardous Materials.

          (f)   As  used  herein,  these  terms
shall  have  the
following meanings:

                (i)   "Environmental Claim"  means
any  and  all administrative,  regulatory or judicial
actions, suits,  demands, demand   letters,
directives, claims, liens, investigations, proceedings or notices of noncompliance or violation
(written or oral) by any person or governmental authority alleging potential liability arising out of, based on or resulting from the presence, or release or threatened release into the environment, of any Hazardous Materials at any location owned or leased by the Company or other circumstances forming the basis of any violation or alleged violation of any Environmental Law.

                (ii)  "Environmental Laws" means  all
applicable foreign,  federal,  state and local laws
(including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

               (iii)          "Hazardous Materials"
means wastes, substances, or materials (whether
solids, liquids or gases)  that are   deemed
hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances",
"radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

     SECTION 3.15.  Absence of Litigation.

          Except as set forth in Schedule 3.15, there
are (a)  no claims,  actions,  suits, investigations,
or proceedings  pending or, to the Company's
knowledge, threatened against the Company or any  of
the  Company  Subsidiaries or any  of  their
respective properties   or   Assets   before  any
court,   administrative, governmental,  arbitral,
mediation or  regulatory  authority  or body,
domestic  or foreign, that challenge or seek  to
prevent, enjoin,  alter or materially delay the
transactions  contemplated hereby,  and (b) no
judgments, decrees, injunctions or orders  of any
Government  Entity  or arbitrator  outstanding
against  the Company  or  any  of the Company
Subsidiaries  or  any  of  their respective
properties or Assets that would prevent or materially
delay the transactions contemplated hereby.
     SECTION 3.16.  Pooling of Interests.
          Neither  the  Company nor any Company
Subsidiaries  nor any  of their respective directors,
officers or shareholders  has taken any action which
would interfere with Acquiror's ability to account
for the Merger as a pooling of interests.
     SECTION 3.17.  Intellectual Property.
          Schedule  3.17 lists all material
franchises,  patents, patent  qualifications,
trademarks, service marks,  trade  names, trade
styles,  brands,  private  labels,  copyrights,
computer software,  industrial designs and drawings,
licenses  and  rights and   filings  with  respect
to  the  foregoing  (including  all reissues,
extensions  and renewals thereof)  (the
"Intellectual Property"),  and applications therefor
owned or  licensed  by  or registered   in  the  name
of  the  Company  and   the
Company
Subsidiaries.  Except as set forth in Schedule 3.17,
the  Company and the Company Subsidiaries own all of
the Intellectual Property listed  that  is  purported
to be owned by the  Company  and  the Company
Subsidiaries, pays no royalty to anyone with respect
to any  Intellectual Property, and has the right to
bring action for the  infringement of such
Intellectual Property purported  to  be owned  by the
Company and the Company Subsidiaries.  Each of  the
Company  and the Company Subsidiaries owns or
possesses  adequate rights  to use all Intellectual
Property necessary to the conduct of
the   present  business  of  the  Company  and  the
Company
Subsidiaries.   None  of the Company or the Company
Subsidiaries has any knowledge that any product it sells or service it renders, or that the marketing or use by the Company and the Company
Subsidiaries of such product or service, may or is claimed to infringe any Intellectual Property or legally protectable right of another.

     SECTION 3.18.  Books and Records

     As  of the Closing Date, the books of account,
stock records and  minute  books of the Company are
true and  complete  in  all material   respects,  and
the  matters  contained  therein
are
appropriately   and  accurately  reflected   in   the
financial statements to the extent required to be reflected therein.

     SECTION 3.19.  Taxes and Assessments.

          Each  of  the Company and the Company
Subsidiaries  has (i)  duly and timely paid all Taxes
(as defined below) which have become  due  and
payable by it; (ii) none of the Company  or  the
Company Subsidiaries has received notice of, nor does
the Company and the Company Subsidiaries have any
knowledge of, any notice of deficiency  or
assessment or proposed deficiency  or  assessment
from  any taxing Government Entity; and (iii) to the
Company  and the  Company Subsidiaries' knowledge,
there are no audits pending
and there are no outstanding agreements or waivers by
the Company or  any  Company Subsidiary that extend
the statutory  period  of limitations applicable to
any federal, state, local,  or  foreign tax  returns
or Taxes.  As used herein, the term  "Taxes"  shall
mean  all  federal,  state,  local and foreign  taxes
(including income,  profit,  franchise, sales, use,
real property,  personal property,  ad  valorem,
excise, employment, social  security  and wage
withholding  taxes) and installments  of  estimated
taxes, assessments, deficiencies, levies, imports,
duties, license fees, registration,  fees,
withholdings or other  similar  charges  of every
kind, character or description imposed by any
governmental authorities,  and  any interest,
penalties or  additions  to  tax imposed thereon or
in connection therewith.
     SECTION 3.20.  Employment Matters.
          (a)  Schedule 3.20(a) contains a true and
complete list of  names,  positions and annual rates
of compensation (including the total amount accrued
for bonuses (irrespective of account  of $421,000
plus accruals for the months of October,  November
and December  to be paid according to the Company
bonus plan attached to  Schedule                              3.20(a) and
specific bonus targets) of all  current
directors, officers and employees of the Company and
the  Company Subsidiaries.   With  respect  to any
persons  employed  by  the Company and the Company
Subsidiaries, the Company and the Company
Subsidiaries   are  in  compliance  with  all   Laws
respecting employment conditions and practices, have withheld all amounts required by any applicable
Laws to be withheld from wages or any Taxes or penalties for failure to comply with any of the foregoing.

          (b)   Schedule 7.8 lists all employee
benefit plans and other   similar   arrangements
(collectively  "Company                                   Benefit
Arrangements") to which the Company or any Company
Subsidiary  is a  party  or  by  which any of them is
bound, including,  without limitation,  (i)  any
Employee Benefit Plans  (as  such  term  is defined
in the Employee Retirement Income Security Act of
1974, as  amended ("ERISA")) maintained by the
Company or the Company's Subsidiaries,  (ii)  any
profit-sharing, deferred  compensation, bonus,            stock   option,
stock  purchase,   pension,   retainer,
consulting,  retirement, severance, welfare  or
incentive  plan, agreement  or  arrangement,  or
(iii)  any  plan,  agreement  or arrangement
providing for "fringe benefits"  or  perquisites  to
employees,  officers,  directors or  agents,
including  but  not limited  to  benefits  relating
to  Company  automobiles,  clubs, vacation, child
care, parenting, sabbatical, sick leave, medical,
dental,  hospitalization,  life  insurance  and
other  types  of insurance.  The Company and each of
the Company Subsidiaries have complied,  and
currently  are in compliance,  in  all  materials
respects  with  the terms and conditions of all
Company  Benefit Arrangements and all laws and
regulations applicable thereto.  No reportable event,
within the meaning of ERISA,  4043(c)(1),  (2), (3),
(5), (6), (7) or (10), has occurred and is continuing
with respect  to  any  such Employee Benefit Plan
and  no  prohibited transaction, within the meaning
of Title I of ERISA, has occurred with  respect  to
any such Employee Benefit Plan.   No  Employee
Benefit   Plan   maintained  by  the  Company  or
the  Company
Subsidiaries is a Multiemployer Plan (as such term is defined in ERISA), is subject to Title IV of ERISA or provides postretirement medical, life insurance or other benefits except to the extent required to comply with the health care continuation coverage requirements of ERISA and the Code.

          (c)   There  are  no  collective bargaining
agreements applicable to any Company or any Company
Subsidiary employees and none  of  the Company or the
Company Subsidiaries has a  duty  to
bargain  with  any labor organization with respect
to  any  such persons.                                        To the knowledge
of the Company, there is not  pending
any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company and the Company Subsidiaries.

          (d)   Except  as  set forth in Schedule
3.20(d),  with respect  to  any persons employed by
the Company and the  Company Subsidiaries,   (i)
each  of  the  Company   and   the                        Company
Subsidiaries has not engaged in any unfair labor practice within the meaning of the National Labor
Relations Act and has not violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) there are no pending or, to the knowledge of the Company or the Company Subsidiaries, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company or the Company Subsidiaries before any Government Entity nor, to the knowledge of the Company and the Company Subsidiaries, does any basis therefor exist.

     SECTION 3.21.  Transactions with Related
Parties.

           Except  as  set forth in Schedule 3.21, no
present  or former  officer,  director, stockholder
or person  known  by  the Company  to  be  an
affiliate  of the  Company  or  any  Company
Subsidiary,  nor any person known by the Company or
any  Company Subsidiary to be an affiliate of any
such person, is currently  a party  to  any
transaction or agreement with the Company  or  any
Company  Subsidiary, including any agreement
providing  for  any loans,  the employment of,
furnishing of services by,  rental  of their
respective  Assets  from or  to,  or  otherwise
requiring payments                                            to,   any  such
officer,  director,  stockholder                              or
affiliate.

     SECTION 3.22.  Insurance.

          Schedule 3.22 contains a list of all
insurance policies of  title,  property, fire,
casualty, liability, life,  workmen's compensation,
libel and slander, and other forms of insurance  of
any kind relating to the Assets or the business and
operations of the  Company and the Company
Subsidiaries, copies of  which  have been  made
available to Acquiror.  All premiums with respect  to
such  policies covering all periods up to and
including the  date hereof  have  been  paid,  and
no  notice  of  cancellation                                  or
termination has been received with respect to any such policy. All such policies: (a) are in full force and effect and are enforceable; (b) are sufficient for compliance by the Company and the Company Subsidiaries with all requirements of applicable Law and of all licenses, franchises and other agreements to which the Company and the Company
Subsidiaries are a party.  Except as  set forth  in
Schedule 3.22, there are no pending claims under any insurance policies and the Company has no facts in the Company's possession which would lead the Company to believe that the Company will receive a claim under their professional liability policy.

     SECTION 3.23.  Board Approval; Vote Required.

          The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are in the best interests of the Company and the Company Stockholders and has resolved to recommend to such Company Stockholders that they vote in favor thereof. The affirmative vote of two-thirds of all the votes entitled to be cast by the holders of outstanding shares of the Company Common Stock is the only vote of any class or series of capital stock of the Company necessary to approve this Agreement, the Merger and the transactions contemplated hereby.
     SECTION 3.24.  Brokers.
          Except as set forth on Schedule 3.24, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
     SECTION 3.25.  Disclosure.
          No representations or warranties by the
Company in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by the Company to Acquiror pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


                     ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF ACQUIROR

          Acquiror represents and warrants to the Company as follows:

     SECTION 4.1.   Organization and Qualification.
          Acquiror  is  a  corporation  duly
organized,  validly existing  and  in good standing
under the laws of  the  State  of Delaware.  Acquiror
has the requisite power and authority to own, lease
and operate its Assets and properties and to carry on
its business as it is now being conducted and to
perform the terms of this Agreement and the
transaction contemplated hereby.  Acquiror is  duly
qualified  to  conduct its business,  and  is  in
good standing, in each jurisdiction where the
ownership or leasing  of its properties or the nature
of its activities in connection with the  conduct of
its business makes such qualification  necessary,
except  where the failure to be so qualified would
not  have  an Acquiror Material Adverse Effect.
     SECTION 4.2.   Certificate of Incorporation and
Bylaws.
          Acquiror  has  heretofore delivered to  the
Company  a complete and correct copy of the
certificate of incorporation and the   bylaws  of
Acquiror,  each  as  amended  to  date.    Such
certificate  of  incorporation and bylaws are in full
force  and effect.  Acquiror is not in violation of
any of the provisions of its   certificate                    of   incorporation
or   bylaws   or   other
organizational or governing document.

     SECTION 4.3.   Capitalization.

          The  authorized capital stock of Acquiror
consists  of: (a)  20,000,000 shares of common stock,
par value $.01 per share, of  which 7,982,516 shares
are issued and outstanding as  of  the date  hereof;
and (b) 5,000,000 shares of preferred  stock,  par
value  $.01  per  share,  of  which  no  shares  are
issued  and outstanding.   As of the date hereof,
there are 1,091,127  shares of  Acquiror Common Stock
subject to options, warrants  or  other
rights,  agreements, arrangements or commitments of
any character relating  to the issued or unissued
capital stock of Acquiror  or obligating Acquiror to
issue or sell any shares of capital  stock of,   or
other  equity  interests  in  Acquiror,  including
any securities directly or indirectly convertible
into or exercisable or  exchangeable for any capital
stock or other equity securities of Acquiror.  There
are no outstanding obligations of Acquiror to
repurchase, redeem or otherwise acquire any shares of
its capital stock  or  make  any investment (in the
form of a  loan,  capital contribution  or
otherwise) in any other  person.   All  of  the
issued and outstanding shares of Acquiror Common
Stock have  been duly  authorized and validly issued
in accordance with applicable laws  and  are  fully
paid and nonassessable and not  subject  to
preemptive rights.
     SECTION 4.4.   Authority.
          Acquiror   has  the  necessary  corporate
power     and
authority   to  enter  into  this  Agreement  and
the  Related
Agreements,  to perform its obligations hereunder and
thereunder and  to  consummate  the  transactions
contemplated  hereby  and thereby.                            The execution
and delivery of this Agreement and the Related Agreements by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement and the Related
Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company, constitute legal, valid and binding obligations of Acquiror, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 4.5.   No Conflict; Required Filings and
Consents.

          (a)   The execution and delivery of this
Agreement and the Related Agreements by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement and the Related
Agreements will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiror,
(ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree whether national or foreign, applicable to Acquiror or its Assets and properties, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror is bound, or by which any of its properties or Assets is subject.

          (b)   The execution and delivery of this
Agreement  and the  Related Agreements by Acquiror
does not, and the performance of  this  Agreement  by
Acquiror will not, require  any  consent, approval,
authorization  or  permit  of,  or  filing   with             or
notification to, any Government Entity, except for the filing and recordation of appropriate merger documents as required by the MGCL.

     SECTION 4.6.   SEC Filings; Financial
Statements.

          (a)   Acquiror has filed all forms,
reports, statements and  other  documents required to
be filed  with  the  SEC  since
November  14,  1997,  and has heretofore made
available  to  the Company, in the form filed with
the SEC since such date, together with  any
amendments thereto, its (i) prospectus relating to
its initial  public offering in July 1997, (ii) its
Quarterly Reports on  Form  10-Q,  and  (iii)  any
other  reports  or  registration statements  filed
by Acquiror (collectively, the  "Acquiror  SEC
Reports").  As of their respective filing dates the
Acquiror  SEC Reports (i) complied as to form in all
material respects with the requirements of the
Securities Exchange Act of 1934,  as  amended (the
"Exchange Act") and the Securities Act and (ii) did
not  at the  time  they  were  filed contain any
untrue  statement  of  a material  fact  or omit to
state a material fact required  to  be stated
therein or necessary to make the statements  therein,
in the  light  of the circumstances under which they
were made,  not misleading.
          (b)   The  financial statements, including
all  related notes  and  schedules, contained in the
Acquiror SEC Reports  (or incorporated   by
reference   therein)   fairly   present                       the
consolidated financial position of Acquiror as at the respective dates thereof and the consolidated results of operations and cash flows of Acquiror for the periods indicated in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved
(except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.

SECTION 4.7.   Absence of Certain Changes or Events.

           Except as disclosed in the Acquiror SEC
Reports  filed prior  to  the date of this Agreement
and except as set forth  in Schedule  4.7,  ,  since
November 14, 1997,  there  has  been  no Acquiror
Material Adverse Effect and Acquiror has conducted
its business  in the ordinary course, and Acquiror
has not  (a)  paid any  dividend  or  distribution in
respect  of,  or  redeemed  or repurchased  any  of,
its capital stock; (b) issued  any  capital stock,
bonds  or other corporate securities or debt
instruments, granted  any  options, warrants or other
rights calling  for  the issuance thereof, or
borrowed any funds; (c) incurred loss of, or
significant  injury to, any of the Assets as the
result  of  any fire,  explosion,  flood, windstorm,
earthquake,  labor  trouble, riot,  accident, act of
God or public enemy or armed  forces,  or other
casualty;  (d)  incurred,  or  become  subject  to,           any
obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the ordinary course of business; (e) mortgaged, pledged or subjected to any Encumbrance any of the Assets; (f) sold, exchanged, transferred or otherwise disposed of any of the Assets except in the ordinary course of business, or canceled any debts or claims; (g) written down the value of any Assets or written off as uncollectible any accounts receivable, except write downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (h) entered into any transactions other than in the ordinary course of business; (i) made any change in any method of accounting or accounting practice; or (j) made any agreement to do any of the foregoing.

     SECTION 4.8.   Absence of Litigation

          There    are    (a)   no   claims,
actions,    suits, investigations,   or  proceedings
pending  or,   to   Acquiror's knowledge,  threatened
against Acquiror or any of its  properties or
  Assets   before  any
court,  administrative,  governmental,
arbitral, mediation or regulatory authority or body, domestic or foreign, that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, and (b) no judgments, decrees, injunctions or orders of any Government Entity or arbitrator outstanding against Acquiror or any of its properties or Assets that would prevent or materially delay the transactions contemplated hereby.
     SECTION 4.9.   Brokers.
          No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.
     SECTION 4.10   Pooling of Interest.
          Neither Acquiror nor any of Acquiror's
subsidiaries nor any of their respective directors, officers or shareholders has taken any action which would interfere with Acquiror's ability to account for the Merger as a pooling of interests.
     SECTION 4.11.  Disclosure.
          No  representations or warranties by
Acquiror in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Acquiror to the Company pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


                      ARTICLE V

                 REPRESENTATIONS AND WARRANTIES
                    OF MERGER SUB

          Acquiror and Merger Sub jointly and
severally represent and warrant to the Company as follows:

     SECTION 5.1.   Organization and Qualification.
          Merger  Sub  is  a corporation duly
organized,  validly existing  and  in good standing
under the laws of  the  State  of Maryland.   Merger
Sub  was formed solely  for  the  purpose  of
engaging in the transactions contemplated by this
Agreement.   As of  the  date  of  this  Agreement,
except  for  obligations  or liabilities  incurred
in connection with  its  incorporation  or
organization and the transactions contemplated by
this Agreement, Merger  Sub  has  not  incurred,
directly  or  indirectly,   any obligations or
liabilities or engaged in any business  activities of
any type or kind whatsoever or entered into any
agreements or arrangements with any person.
     SECTION 5.2.   Certificate of Incorporation and
Bylaws.
          Merger Sub has heretofore made available to
the Company a  complete and correct copy of the
articles of incorporation and the bylaws of Merger
Sub, each as amended to date.  Such articles of
incorporation and bylaws are in full force and
effect.  Merger Sub  is not in violation of any of
the provisions of its articles of  incorporation or
bylaws or other organizational or  governing
document.
     SECTION 5.3.   Authority.
          Merger  Sub  has  the  necessary  corporate
power  and
authority   to  enter  into  this  Agreement,  to
perform   its obligations   hereunder  and  to
consummate   the   transactions contemplated  hereby.
The  execution  and  delivery   of   this Agreement
by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This
Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.
     SECTION 5.4.   No Conflict; Required Filings and
Consents.
          (a)   The  execution and delivery of this
Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Merger Sub or its Assets and properties, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub is bound, or by which any of its properties or Assets is subject.
          (b)   The  execution and delivery of this
Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for the filing and recordation of appropriate merger documents as required by the MGCL.
     SECTION 5.5.   Disclosure.
          No  representations or warranties by Merger
Sub in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Merger Sub to the Company pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.
          ARTICLE VI

                      COVENANTS

     SECTION 6.1.   Affirmative Covenants of the

Company.

          The Company hereby covenants and agrees
that, prior  to the  Effective  Time, unless
otherwise expressly contemplated  by this  Agreement
or  consented to in  writing  by  Acquiror,  the
Company  shall (a) operate its business in the usual
and ordinary course  consistent  with past practices
and  in  accordance  with applicable  Laws; (b)
preserve substantially intact its  business
organization,  maintain its rights and contracts,
use  its  best efforts  to  retain  the  services of
its  respective  principal officers and key employees
and maintain its relationship with its respective
suppliers, contractors, distributors,  customers  and
others  having business relationships with it; (c)
maintain  and keep its properties and Assets in as
good repair and condition as at present, ordinary
wear and tear excepted; and (d) keep in full force
and  effect insurance comparable in amount  and
scope  of coverage to that currently maintained.
     SECTION 6.2.   Negative Covenants of the
Company.
          Except  as expressly contemplated by this
Agreement  or otherwise  consented  to in writing by
Acquiror,  from  the  date hereof until the Effective
Time, the Company shall not do any  of the following:
          (a)   (i)  increase the compensation
payable to  or  to become  payable to any of its
directors, officers  or  employees, except  for
increases in salary, wages or bonuses payable  or  to
become  payable in the ordinary course of business
and consistent with  past practice; (ii) grant any
severance or termination  pay to, or enter into or
modify any employment or severance agreement with,
any of its directors, officers or employees; or (iii)
adopt or  amend any employee benefit plan or
arrangement, except as may be required by applicable
Law;
          (b)  declare, set aside or pay any dividend
on, or make any other distribution in respect of, any
of its capital stock;
          (c)   (i) redeem, repurchase or otherwise
reacquire any share  of  its  capital  stock or any
securities  or  obligations convertible  into or
exchangeable for any share  of  its  capital stock,
or any options, warrants or conversion or other
rights  to acquire any shares of its capital stock or
any such securities or obligations;  (ii) effect any
reorganization or recapitalization; or (iii) split,
combine or reclassify any of its capital stock or
issue   or  authorize  or  propose  the  issuance  of
any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;
          (d)   (i)  issue,  deliver, award, grant
or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares or securities or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;
          (e)   acquire  or  agree  to  acquire,  by
merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other person (other than the purchase of inventory in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice and in amounts which are set forth and described in the Company's budget for 1997, a true and complete copy of which has been provided to Acquiror;
          (f)   sell, lease, exchange, mortgage,
pledge, transfer
or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its Assets except for dispositions of inventory in the ordinary course of business and consistent with past practice;

          (g)  propose or adopt any amendments to its
articles of incorporation or bylaws;

          (h)   (i)  change any of its methods of
accounting  in
effect at January 1, 1997, or (ii) make or rescind
any express or deemed  election  relating  to taxes,
settle  or  compromise  any claim,   action,   suit,
litigation,  proceeding,   arbitration,
investigation, audit or controversy relating to
taxes, or  change any  of its methods of reporting
income or deductions for federal income tax purposes
from those employed in the preparation of the federal
income tax returns for the taxable year ending
December 31,  1997, except, in the case of clause (i)
or clause  (ii),  as may   be   required  by  law  or
generally accepted accounting principles, consistently applied;

          (i)  prepay, before the scheduled maturity
thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables incurred in the ordinary course of business consistent with past practices.

          (j)   enter into or modify in any material
respect  any
Material Contract or Government Contract which, if in effect as of the date hereof, would have been required to be disclosed on Schedule
               3.11 and/or Schedule
3.13(a), respectively;
          (k)  take any action that would or could
reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article VIII not being satisfied; or
          (l)   agree  in writing or otherwise to do
any  of  the
foregoing.

     SECTION  6.3.    Negative  Covenants  of
Acquiror  and  the
Company                            After the
Effective Time.
          Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company or Acquiror, until consummation of the Merger on the Closing Date, or in the event the Merger is not consummated, neither the Company nor Acquiror shall solicit or hire the employees engaged in the other's business for a period of one year from the date of this Agreement.
                     ARTICLE VII

                ADDITIONAL AGREEMENTS

     SECTION 7.1.   Consents and Approvals; Filings
          and Notices. The Company shall use
          reasonable efforts to as promptly
as  possible  make all filings with, provide all
notices  to  and obtain all consents and approvals
from third parties required  to
be  obtained  by the Company in connection with the
transactions contemplated  hereunder, including all
filings with,  notices  to and consents and approvals
from any Government Entities and other persons.
     SECTION 7.2.   Access to Information.
          The  Company shall afford Acquiror and its
accountants, counsel  and  other  representatives,
reasonable  access  during normal  business hours
during the period prior to  the  Effective Time  to
(a) all of the Company's properties, books,
contracts, commitments and records, and (b) all other
information concerning the  business, properties and
personnel (subject to  restrictions imposed  by
applicable law) of the Company and as  Acquiror  may
reasonably  request.  The Company agrees to provide
to  Acquiror and its accountants, counsel and other
representatives copies  of internal  financial
statements promptly upon  request.
Acquiror
shall  provide  the  Company  and the Company
Stockholders  with copies  of such publicly available
information about Acquiror  as the  Company  may
request  and shall provide  the  Company  with
reasonable  access to its executive officers in this
regard.     No
information or knowledge obtained in any investigation pursuant to this Section
7.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          In the event of the termination of this
Agreement, each of  Acquiror and the Company or any
Company Subsidiary and  their respective   officers,
directors,  employees,   representatives, advisors
and agents, as applicable, shall destroy or deliver
to the   Company   or  Acquiror,  as  applicable,
all confidential documents, work papers and other materials, and all copies thereof, obtained by Acquiror or the Company, as applicable, or on their respective behalf, as applicable, from either party as a result of this Agreement or in connection herewith, whether obtained before or after the execution and delivery of this Agreement.

     SECTION 7.3.   Confidentiality.
          Each  of  the  parties  hereto  hereby
agree  to  keep confidential  any information or
knowledge obtained  pursuant  to Section 7.2, the
Confidentiality Agreement dated August 5,  1997, the
Letter  of Intent dated September 15, 1997 (the
"Letter  of Intent"),  or pursuant to the negotiation
and execution  of  this Agreement  or  the
effectuation of the transactions  contemplated
hereby; provided, however, that the foregoing shall
not apply  to information  or  knowledge which (a) a
party can demonstrate  was already  lawfully  in  its
possession prior  to  the  disclosure thereof by the
other party, (b) is generally known to the  public
and  did  not become so known through any violation
of  law,  (c) became known to the public through no
fault of such party, (d) is later lawfully acquired
by such party from other sources, (e)  is required
to be disclosed by order of court of government
agency with  subpoena powers or (f) which is
disclosed in the course  of any   litigation  between
any  of  the  parties   hereto.
The
confidentiality provisions of the Confidentiality
Agreement and Letter of Intent are incorporated herein by reference with the same effect as if fully set forth herein.

     SECTION 7.4.   Company Stockholder Approval.

          As  promptly as practicable after the
execution of this Agreement,  the  Company  shall
submit  this  Agreement  and  the transactions
contemplated hereby to the  Company's  Stockholders
for  approval  and  adoption as provided  by  the
MGCL  and  its
articles of incorporation and bylaws.  The Company
shall use  its best  efforts  to solicit and obtain
the consent of  the  Company Stockholders sufficient
to approve the Merger and this  Agreement and  to
enable the Closing to occur as promptly as
practicable. The  materials  submitted to the Company
Stockholders  shall  be subject  to  the reasonable
review and approval by  Acquiror  and include
information regarding the Company and Acquiror, the
terms of the Merger and this Agreement and the
unanimous recommendation of  the  Board of Directors
of the Company in favor of the Merger and this
Agreement.
     SECTION 7.5.   Further Action; Reasonable Best
Efforts.
          Subject  to  the terms and conditions
herein  provided, each of the parties shall use
reasonable best efforts to take, or cause to be
taken, all appropriate action, and do, or cause to be
done,  all things necessary, proper or advisable
under applicable Laws   or   otherwise  to
consummate  and  make  effective                        the
transactions  contemplated  by  this  Agreement  as
promptly  as practicable,  including  using its
reasonable  best  efforts  to obtain                    all    licenses,
permits,    consents,    approvals,
authorizations, qualifications and orders of
Government Entities and parties to contracts with the Company and Acquiror as are necessary for the transactions contemplated herein.

     SECTION 7.6.   Public Announcements.

          Acquiror and the Company agree that neither will issue any press release or otherwise make any public statements concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party, except that Acquiror may make such public disclosure that Acquiror believes in good faith to be required by law or any NASD listing requirements (in which event Acquiror shall consult with the Company and obtain the Company's written concurrence prior to making such public announcement, which concurrence will not be unreasonably withheld, conditioned or delayed).

     SECTION 7.7.   No Solicitation.

          During  the term of this Agreement, neither
the Company nor  any of its affiliates or any person
acting on behalf of such party  shall  (a) solicit or
favorably respond to indications  of interest  from,
or enter into negotiations with, any third  party for
any  proposed merger, consolidation, sale or
acquisition  of the   Company,  the  Assets  or  the
Company  Common  Stock                                        or
(b) furnish or cause to be furnished any nonpublic information concerning the business to any person other than in the ordinary course of business or pursuant to applicable Law and after prior written notice to Acquiror.

     SECTION 7.8.   Employees.

          (a)   The  Employment Agreements executed
on the date hereof are incorporated herein, made a part hereof and will be enforceable in accordance with their terms after the Closing Date and the Effective Time. In addition, the Company shall use its best efforts to encourage the current employees of the Company to continue their employment with the Acquiror or any of its Subsidiaries following the Closing Date.

          (b)   Acquiror  agrees that, as of the
Effective  Time, Acquiror  shall  cause the Surviving
Corporation to  continue  to employ  all  of  the
employees of the Company  and  the  Company
Subsidiaries, it being understood that nothing in
this  Agreement (other  than  in connection with any
employment agreement  to  be
entered  into  pursuant to the terms hereof) shall be
deemed  to create  any  employment  status other than
employment  at  will. Acquiror agrees to continue all
employee benefit plans maintained by  the  Company
for  employees  of  the  Surviving  Corporation
generally  on the terms and conditions set forth in
Schedule  7.8 hereto  until  such  time as such
employees  participate  in  the employee  benefit
plans of Acquiror, which shall occur  no  later than
January 1, 1999.
     SECTION 7.9.   Affiliate Agreements.
          At least five (5) days prior to the
Effective Time, the Company  shall deliver to
Acquiror a list identifying all persons who might, in
the Company's opinion, be deemed to be "affiliates"
of  the  Company  as  such term is used in SEC
Accounting  Series Release Number 130 and Release
Number 135 and Rule 145 under  the Securities  Act
(the "Affiliates").  Schedule 7.9 identifies  all
persons  who  might, in the Company's Opinion, be
deemed  to  be Affiliates as of the date hereof.  The
Company shall use its best efforts to cause each
person who is identified as an Affiliate to deliver
to Acquiror on or prior to the Effective Time a
written agreement,  in  the  form  attached  hereto
as  Exhibit  C  (the "Affiliate Agreement"), that he
will not offer to sell,  sell  or otherwise  dispose
of any of the shares of Acquiror Common  Stock issued
to him in connection with the Merger, except in
accordance with  the  terms  of the Affiliate
Agreement.  If  any  Affiliate refuses  to  execute
an Affiliate Agreement, Acquiror  shall,  in lieu of
receipt of such Affiliate Agreement, be entitled to
place appropriate  legends on the certificates
evidencing the  Acquiror Common  Stock  to be
received by such Affiliate pursuant  to  the terms
of this Agreement, and to issue appropriate stock
transfer instructions to the transfer agent for
Acquiror Common Stock,  to the  effect  that the
shares received or to be received  by  such Affiliate
pursuant  to  this  Agreement  may  only   be   sold,
transferred  or  otherwise conveyed, and the holder
thereof  may only  reduce  his interest in or risks
relating to  such  shares, pursuant   to  the
requirements  set  forth  in  the   Affiliate
Agreement.  The foregoing restrictions on the
transferability  of Acquiror  Common  Stock  shall
apply  to  all  purported  sales, transfers and other
conveyances of the shares received or  to  be
received by such Affiliate pursuant to this Agreement
and to  all purported reductions in the interest in
or risks relating to such shares,                             whether  or  not
such  Affiliate  has  exchanged                           the
certificate previously evidencing shares of the Company's capital stock, into which such shares were converted.

     SECTION 7.10.  Indemnification.

          From  and after the Effective Time,
Acquiror agrees  to cause  the  Surviving Corporation
to indemnify and hold  harmless each  current  and
former director and officer  of  the  Company against
any  costs or expenses (including reasonable
attorneys' fees),  judgments, fines, losses, claims,
damages or  liabilities incurred  in connection with
any claim, action, suit,  proceeding or
investigation,  whether civil or criminal,
administrative  or investigative, arising out of
matters existing or occurring at or prior  to  the
Effective Time, whether asserted or claimed  prior
to,  at  or after the Effective Time, to the same
extent  as  the Company                                       provided   for
under  the   Company's   articles                             of
incorporation or by-laws as in effect on the date hereof to indemnify such person (and Acquiror shall advance expenses as incurred to the same extent provided for under the Company's articles of incorporation and by-laws as in effect on the date hereof, provided the person to whom expenses are advanced provides an unsecured undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).
     SECTION 7.11   Pooling Accounting.
     Acquiror and the Company shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Acquiror and the Company shall use its best efforts to cause its Affiliates not to take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the Merger as a pooling of interests.


                    ARTICLE VIII

                 CLOSING CONDITIONS

     SECTION 8.1.   Conditions to Obligations of
Acquiror, Merger
                    Sub and the Company to Effect the
Merger.
          The  respective obligations of Acquiror,
Merger Sub and the  Company  to  effect  the Merger
and the  other  transactions contemplated  herein
shall be subject to the satisfaction  at  or prior
to the Effective Time of the following conditions,
any  or all  of  which may be waived, in whole or in
part, to the  extent permitted by applicable law:
          (a)   No  Order.   No Government Entity or
federal  or state court of competent jurisdiction
shall have enacted, issued, promulgated,  enforced or
entered any statute, rule,  regulation, executive
order,  decree, judgment, injunction  or  other
order (whether temporary, preliminary or permanent),
in any case  which is  in effect and which prevents
or prohibits consummation of the Merger  or any other
transactions contemplated in this Agreement;
provided,  however, that the parties shall use  their
reasonable efforts  to cause any such decree,
judgment, injunction or  other order  to be vacated
or lifted, and any such action or proceeding to be
dismissed.
          (b)   Stockholder  Approval.  This
Agreement  and  the transactions  contemplated hereby
shall have  been  approved  and adopted  by  the
requisite vote of the Company  Stockholders  in
accordance with the MGCL.
          (c)    Pooling  of  Interests.   Acquiror
shall   have received reasonable assurances from
Ernst & Young L.L.P., in form and substance
reasonably satisfactory to Acquiror and the Company
that  the  Merger  will qualify as a "pooling  of
interests"  in accordance with generally accepted
accounting principles.
     SECTION  8.2.    Additional  Conditions  to
Obligations  of Acquiror.
          The  obligations of Acquiror and Merger Sub
to  effect the  Merger  and  the  other transactions
contemplated  in  this Agreement are also subject to
the fulfillment at or prior to  the Effective Time of
the following conditions, any or all  of  which may
be  waived, in whole or in part, to the extent
permitted  by applicable law:
          (a)      Representations    and
Warranties.      The representations  and  warranties
of  the  Company  made  in  this Agreement shall be
true and correct in all material respects,  on and
as of the Effective Time with the same effect as
though such representations and warranties had been
made on  and  as  of  the Effective  Time  (provided
that any representation  or  warranty
contained  herein  that  is qualified by a
materiality  standard shall   not   be   further
qualified   hereby),   except                                 for
representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time). Acquiror shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to that effect.

          (b)   Agreements  and  Covenants.  The
agreements  and
covenants  of the Company required to be performed on
or  before the  Effective  Time shall have been
performed  in  all  material respects.   Acquiror
shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to that effect.

          (c)   Dissenting  Shares.   The  aggregate
number   of
Dissenting Shares shall not constitute more than five percent (5%) of the Company Common Stock outstanding on the Closing Date.

          (d)  Legal Proceedings.  No action or
proceeding before any  Government Entity shall have
been instituted  or  threatened (and   not
subsequently   settled,  dismissed,   or   otherwise
terminated) which is reasonably expected to restrain, prohibit or invalidate the Merger or other transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by Acquiror or Merger Sub.

          (e)   No  Company Material Adverse Effect.
Since  the
date  of this Agreement, no Company Material Adverse
Effect shall have occurred and be continuing.

          (f)    Required  Consents.   The  Company
shall   have
delivered to Acquiror at or before Closing all consents or notices necessary to be obtained or made by the Company in connection with the transactions contemplated by this Agreement.

          (g)   Escrow  Agreement.   Acquiror,
Merger  Sub,  the
Escrow Agent and the Stockholders' Representative shall enter into the Escrow Agreement at or before Closing in a form substantially similar to Exhibit A, pursuant to which the Escrow Stock shall have been retained in escrow.

          (h)   Company Stockholders' Certificate.
Each  of  the
Company  Stockholders  and  Unvested  Optionholders
shall   have executed a certificate in the form set
forth as Exhibit D  hereto (the "Company
Stockholder's Certificate").

          (i)  Affiliate Agreement.  Acquiror shall
have received from each of the Affiliates of the Company an executed Affiliate Agreement which shall be in full force and effect.

          (j)   Legal  Opinion.  Acquiror shall have
received  an
opinion from Holland & Knight LLP, counsel to the Company, substantially in the form of Exhibit E hereto.

          (k)   Employment Agreements.  The
Employment Agreements
shall remain in full force and effect.

          (l)   Option  Exercises and Cancellations.
Except  for
the  Unvested Options, all outstanding Company
Options shall have been terminated by exercise or cancellation on or before the Effective Time such that there shall be no Company Options outstanding after the Effective Time.

          (m)  Termination of Certain Agreements.
Acquiror shall have received reasonably satisfactory evidence that the following agreements shall have been terminated prior to the Effective Time (i) Company Shareholder's Agreement and (ii) that certain market development and management agreement between the Company and Joseph Giglio.
          (n)   Other Closing Documents.  The Company
shall  have
executed and/or delivered to Acquiror such additional documents, certificates, opinions and agreements as Acquiror may reasonably request.

     SECTION 8.3.   Additional Conditions to
Obligations of the
                    Company.

          The obligations of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the fulfillment at or prior to the Effective Time of the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a)      Representations    and
Warranties.     The
representations and warranties of Acquiror and Merger
Sub made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective
Time (which need only be true and correct in all material respects as of such date or time). The
Company shall have received a certificate of an executive officer of Acquiror to that effect.

          (b)   Agreements  and  Covenants.  The
agreements  and
covenants of Acquiror and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The
Company shall have received a certificate of the chief executive officer of Acquiror to that effect.

          (c)  Legal Proceedings.  No action or
proceeding before any  Government Entity shall have
been instituted  or  threatened (and   not
subsequently   settled,  dismissed,   or   otherwise
terminated) which is reasonably expected to restrain, prohibit or invalidate the Merger or other transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by the Company.

          (d)   Registration Rights Agreement.
Acquiror and  the
Stockholders' Representative shall execute at or before Closing an agreement in form substantially as set forth in Exhibit B providing, among other things, that such Stockholders shall have "piggy-back" registration rights with respect to the Acquiror Common Stock.

          (e)   No  Acquiror Material Adverse Effect.
Since  the
date of this Agreement, no Acquiror Material Adverse
Effect shall have occurred and be continuing.

          (f)  Legal Opinion.  The Company shall have
received an opinion from the General Counsel of the Acquiror, substantially in the form of Exhibit F hereto.


                     ARTICLE IX

          TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1.   Termination.
          This Agreement may be terminated at any time prior to the Effective Time:
          (a)   by  mutual  written consent of
Acquiror  and  the
Company;

          (b)  by Acquiror if the Company shall have
breached any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligations of Acquiror to close specified in Section 8.2 will not be satisfied and such breach has not been promptly cured within thirty (30) days following receipt by the Company of written notice of such breach;

          (c)   by  the Company if Acquiror or Merger
Sub  shall
have  breached any of its representations,
warranties,  covenants or                                      agreements
contained  in  this  Agreement,  or   any   such
representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligation of the Company to close specified in Section 8.3, will not be satisfied and such breach has not been promptly cured within thirty
(30) days following receipt by Acquiror of written notice of such breach;

          (d)   by  either Acquiror or the Company if
any decree,
permanent  injunction, judgment, order or  other
action  by  any court   of  competent  jurisdiction
or  any  Government   Entity preventing  or
prohibiting consummation of the Merger shall have become final and nonappealable; or

          (e)  by either Acquiror or the Company if
the Effective Time  has  not occurred on or prior to
December 31, 1997  (unless such date shall be
extended by the mutual written consent of  the
parties);  provided, that the right to terminate
this  Agreement under  this  Section 9.1(e) shall not
be available to  any  party whose   breach  of
representations,  warranties,  covenants                       or
agreements contained in this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such date or the inability of such condition to be satisfied.

     SECTION 9.2.   Effect of Termination.

          If   this   Agreement   is   terminated
pursuant  to
Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except that the provisions of Sections 6.3, 7.3 and 11.12 shall not be extinguished but shall survive such termination, and nothing herein shall relieve any party from liability for any breach hereof and each party shall be entitled to any remedies at law or in equity for such breach.

     SECTION 9.3.   Amendment.

          This  Agreement  may  not  be  amended
except  by an
instrument in writing signed by the parties hereto.

     SECTION 9.4.   Waiver.

          At  any time prior to the Effective Time,
one party may (a) extend the time for the performance
of any of the obligations or  other acts of the other
party, (b) waive any inaccuracies  in the
representations and warranties contained in this
Agreement or
in any document delivered pursuant to this Agreement
of the other party and (c) waive compliance by the
other party with any of the agreements or conditions
contained in this Agreement.   Any  such extension
or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
                      ARTICLE X

  SURVIVAL OF REPRESENTATIONS; ESCROW ARRANGEMENTS;

                      REMEDIES

     SECTION 10.1.  Survival of Representations.

          All representations, warranties, covenants,
indemnities and  other agreements made by any party
to this Agreement  herein or  pursuant  hereto,
shall be deemed made  on  and  as  of  the Effective
Time  as  though  such  representations,  warranties,
covenants, indemnities and other agreements were made
on  and  as of   such   date,  and  all  such
representations,   warranties, covenants, indemnities
and other agreements shall survive  for  a period
of   twelve  (12)  months  after  the  Effective
Time. Notwithstanding   anything   herein   to   the
contrary, any
representation, warranty, covenant or agreement which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

     SECTION 10.2.  Indemnification;  Escrow
Arrangements.

          Each Company Stockholder, jointly and
severally, hereby agrees  to  indemnify  and hold the
Acquiror  and  the  Surviving Corporation and their
respective officers, directors,  employees, agents
and  representatives   (collectively,   the
"Acquiror
Indemnified  Persons")  harmless, to the  extent  of
the  Escrow Stock,  against  all  Losses  resulting
from,  imposed  upon  or incurred  by  any  Acquiror
Indemnified  Person  (including  the Surviving
Corporation), directly or indirectly, as a  result
of (a)  any inaccuracy or breach of a representation
or warranty  of the  Company, (b) any failure by the
Company to perform or comply with any covenant or
agreement contained in this Agreement or  in any
document, certificate or agreement furnished pursuant
to this Agreement,  or  (c)  any  breach  of  any
Company  Stockholder's Certificate.                            The   Acquiror
Indemnified  Persons   shall                                   be
compensated for any such Losses from the Escrow Stock pursuant to the terms and conditions of the Escrow
Agreement. Nothing herein shall limit the liability of the Acquiror or the Company for any breach of any representation, warranty or covenant contained in this Agreement if the Merger is not consummated.

     SECTION 10.3.  Remedies Cumulative
          The  remedies  provided herein shall be
cumulative and shall not preclude the assertion by the parties hereto of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.
                     ARTICLE XI

                 GENERAL PROVISIONS

     SECTION 11.1.  Notices.

          All  notices  and other communications
given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:
          (a)  If to Acquiror:
               Hagler Bailly, Inc.
               1530 Wilson Boulevard Arlington,
               Virginia  22209 Telecopier No.:
               (703) 528-8573 Attention: Stephen
               V.R. Whitman

               With a copy (which shall not
               constitute notice) to:

               Hogan & Hartson L.L.P.

               555 Thirteenth Street, N.W.
               Washington, D.C.  20004
               Telecopier No.: (202)
               637-5910 Attention:
               David B.H. Martin,
               Jr.

          (b)  If to the Company:

               Apogee Research, Inc.
               4350 East West Highway Bethesda,
               Maryland  20814 Telecopier No.:
               (301) 654-9355 Attention: Kenneth
               I. Rubin

               With a copy (which shall not
               constitute notice) to:

               Holland & Knight LLP
          2100 Pennsylvania Avenue, N.W.
               Washington, D.C.  20037
               Telecopier No.: (202) 955-5564
               Attention:  David Metzger

     SECTION 11.2.  Certain Definitions.
       For purposes of this Agreement, the term:
          (a)            "Acquiror Material Adverse Effect"
means any material adverse effect on the Assets or the business, financial condition or results of operations of Acquiror.

          (b) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

(c) "Assets" shall mean the assets, rights and properties, whether owned, leased or licensed, real, personal or mixed, tangible or intangible, that are used, useful or held for use in connection with the business of an entity.
(d) "Blue Sky Laws" shall mean state securities or "blue sky" laws.
(e)       "business day" shall mean any day other
than a day on
which banks in the State of Maryland are authorized or obligated to be closed.
(f) "Company Material Adverse Effect" means any material adverse effect on the Assets or the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole.
(g) "control" (including the terms "controlled by" and
"under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.
(h)       "Encumbrances" means mortgages, liens,
pledges,
encumbrances, security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, restrictions, charges, contract rights, claims or equity of any kind.
(i) "Government Entity" means any United States or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasigovernmental authority.
(j) "Government Contract" means any Agreement with or for
(and any subcontract at any tier under an Agreement with or for) any foreign, federal, state or local governmental agency, department, commission, board, bureau, authority or instrumentality.
(k)       "including" means "including but not
limited to."
(l) "Laws" means all foreign, federal, state and local statues, laws, ordinances, regulations, rules, resolutions, orders, determinations, writes, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities.
(m)       "Losses" means all demands, losses,
claims, actions or
causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.
(n) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).
(o)       "Subsidiary" means any corporation,
partnership, joint
venture or other legal entity of which such person
(either alone or through or together with any other
Subsidiary) (i) owns, directly or indirectly, fifty percent (50%) or more of the stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or
(ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).
     SECTION 11.3.  Headings.

          The  headings  contained  in  this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.4.  Severability.

          If  any  term  or other provision of this
Agreement  is invalid,  illegal or incapable of
being enforced by any  rule  of law or public
policy, all other conditions and provisions of this
Agreement  shall nevertheless remain in full force
and effect  so long  as  the  economic or legal
substance  of  the  transactions contemplated
hereby  is not affected in  any  manner  materially
adverse  to any party.  Upon such determination that
any term  or other  provision  is  invalid,  illegal
or  incapable  of  being enforced,  the  parties
hereto shall negotiate in good  faith  to
modify this Agreement so as to effect the original
intent of  the parties as closely as possible in an
acceptable manner to the end that transactions
contemplated hereby are fulfilled to the extent
possible.
     SECTION 11.5.  Entire Agreement.
          This   Agreement  (together  with  the
Exhibits, the
Schedules and the other documents delivered pursuant hereto), together with the Related
Agreements, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 11.6.  Specific Performance.

          The  transactions  contemplated by this
Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

     SECTION 11.7.  Assignment.

          Neither this Agreement nor any of the
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Acquiror and Merger Sub shall have the right to assign this Agreement without the prior written consent of the Company to a direct or indirect subsidiary of Acquiror, but no such assignment shall relieve Acquiror or Merger Sub, as the case may be, of its obligations hereunder.
Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 11.8.  Third Party Beneficiaries.

          This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.9.  Disputes Resolution

          (a)   In  the  event  any dispute arises
under  or  in connection  with this Agreement which
cannot be resolved  between the  parties,  the
dispute  will  be  immediately  referred                      to
Executive   Negotiation.  Executive  Negotiation  is
a   process whereby  the  President  of  the Company
and the President of Acquiror (or their delegates) will confer and negotiate in good faith to seek to resolve the dispute. In the event that either party's representative is not available within forty-eight (48) hours of notice of the dispute, an alternate executive will be specified for the negotiations by that party.

          (b)   In the event the parties agree the
dispute cannot be  resolved  by  Executive
Negotiation, or the  dispute  is  not resolved
within  thirty (30) days after notice of  the
dispute, the   parties  shall  attempt  to  resolve
the  dispute  through Mediation.  Either  party  may
avoid Mediation,  however,  if  it
determines  in its sole discretion that Mediation
is  futile  to resolution of the dispute. Mediation
shall involve submission  of the  dispute  to  a
single third party individual,  selected  by mutual
consent  of the parties, and the cost of  whom  is
borne equally  by  the  parties. The parties may
submit  their  dispute orally  or in writing to the
mediator. The mediator shall  confer with  the
parties, either in person or by electronic  means,
as agreed  to  by the parties. The parties shall
submit this  clause to  the mediator, and the
mediator shall deliver his/her decision either
orally or in writing no later than five (5) calendar
days after the conference. Such decision is binding
on the parties  if the decision does not become the
subject of arbitration.
          (c)   Executive Negotiation and Mediation,
as  provided
above,  shall  be  a  condition precedent to the
filing  of  any arbitration  demand under this
Agreement by either party,  unless a  party in its
sole discretion serves notice of its belief  that
Executive  Negotiation and/or Mediation is futile
to  resolution of  the  dispute. No arbitration
demand may be filed until thirty (30)  days  after
one party has notified the other of its  desire to
enter  into  Executive  Negotiation or  Mediation,
provided, however, that such condition precedent
shall not apply if  either party   refuses   to
continue  Executive   Negotiation                          and/or
Mediation. In the event Executive Negotiation and/or Mediation are pursued, the combined
Executive Negotiation and/or Mediation period shall be deemed to be sixty (60) days from the date of receipt of a request for Executive Negotiations, after which either party may file an arbitration demand.

          (d)   In  the  event that Executive
Negotiation  and/or
Mediation does not resolve the dispute, the parties
shall  submit the  dispute  to arbitration, in
accordance with this  paragraph. Any  dispute
between the parties arising under  this  Agreement,
including, without limitation, the termination
thereof,  but  not including  any  commercial tort,
shall  be  resolved  by  binding arbitration under
the auspices of and according to the commercial
rules  of  the American Arbitration Association. Any
arbitration under  this  provision  shall  be held
in  the  Commonwealth  of Virginia  unless the
parties mutually agree to another  location. The
parties  further agree that the above dispute or
controversy be  submitted  to one (1) arbitrator
selected from the  panel  of arbitrators of the
American Arbitration Association. In selecting an
arbitrator,  the  aggrieved party  shall  obtain  a
list  of arbitrators  from the AAA, strike one name
and  send  it  to  the other  party. The parties
shall alternatively strike names  until an
arbitrator is selected. The parties to any such
dispute shall pay  their  own  incurred costs,
including,  without  limitation, reasonable
attorneys'  fees,  and  shall   split   evenly   the
arbitration costs and arbitrator's fees. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

          (e)   Subject  to  the  rights of each
party  to  seek
specific performance as provided in Section 11.6, nothing in this Section 11.9 shall in any manner be deemed to supersede or otherwise undermine any of the rights of the parties to seek specific performance as provided for in Section 11.6.

     SECTION 11.10. Governing Law.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 11.11. Counterparts.

          This Agreement may be executed and
delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
     SECTION 11.12. Fees and Expenses.
          Except  as  otherwise provided for in
this Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.
          IN WITNESS WHEREOF, the parties hereto
have caused this AGREEMENT AND PLAN OF MERGER to be executed and delivered as of the date first written above.


HAGLER BAILLY, INC.



                                   By:
                                   Name:
                                   Title:



HAGLER BAILLY ACQUISITION
                                   CORP. 1997-1



                                   By:
                                   Name:
                                   Title:


                                   APOGEE RESEARCH,
INC.



                                   By:
                                   Name:
                                   Title: